                                                                     Exhibit 7.1

                                                                  EXECUTION COPY


================================================================================



                              METHANEX CORPORATION



                                      and


\
                    UNITED STATES TRUST COMPANY OF NEW YORK

                                                    Trustee


                                ---------------

                                   Indenture

                           Dated as of July 20, 1995

                                ---------------

                                Debt Securities



================================================================================

                             CROSS-REFERENCE TABLE


TIA Section                                                    Indenture Section
-----------                                                    -----------------
310 (a)(1)            .......................................  7.10
    (a)(2)            .......................................  7.10
    (a)(3)            .......................................  N.A.
    (a)(4)            .......................................  N.A.
    (a)(5)            .......................................  7.10
    (b)               .......................................  7.08, 7.10
    (c)               .......................................  N.A.
311 (a)               .......................................  7.11
    (b)               .......................................  7.11
    (c)               .......................................  N.A.
312 (a)               .......................................  5.01
    (b)               .......................................  5.02
    (c)               .......................................  5.02
313 (a)               .......................................  5.04
    (b)(1)            .......................................  5.04
    (b)(2)            .......................................  5.04
    (c)               .......................................  5.04
    (d)               .......................................  5.04
314 (a)               .......................................  4.05
    (b)               .......................................  N.A.
    (c)(1)            .......................................  13.05
    (c)(2)            .......................................  13.05
    (c)(3)            .......................................  N.A.
    (d)               .......................................  N.A.
    (e)               .......................................  13.05
    (f)               .......................................  N.A.
315 (a)               .......................................  7.01
    (b)               .......................................  N.A.
    (c)               .......................................  7.01
    (d)               .......................................  7.01
    (e)               .......................................  6.11
316 (a)(last sentence).......................................  1.01
    (a)(1)(A)         .......................................  6.05
    (a)(1)(B)         .......................................  6.04
    (a)(2)            .......................................  N.A.
    (b)               .......................................  6.07
    (c)               .......................................  8.04


TIA Section                                                    Indenture Section
-----------                                                    -----------------
317 (a)(1)            .......................................   6.08
    (a)(2)            .......................................   6.09
    (b)               .......................................   4.04
318 (a)               .......................................  13.07


N.A. means Not Applicable.
---------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                              TABLE OF CONTENTS*/


                                                                                   Page
                                                                                   ----

RECITALS OF THE COMPANY .........................................................     1


                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.      Certain Terms Defined ........................................     1
SECTION 1.02.      Incorporation by Reference of Trust Indenture Act ............    17
SECTION 1.03.      Rules of Construction ........................................    17


                                   ARTICLE II

                                Debt Securities
                                ---------------

SECTION 2.01.      Forms Generally ..............................................    18
SECTION 2.02.      Form of Trustee's Certificate of Authentication ..............    19
SECTION 2.03.      Principal Amount; Issuable in Series .........................    19
SECTION 2.04.      Execution of Debt Securities .................................    23
SECTION 2.05.      Authentication and Delivery of Debt Securities ...............    24
SECTION 2.06.      Denomination of Debt Securities ..............................    26
SECTION 2.07.      Registration of Transfer and Exchange ........................    26
SECTION 2.08.      Temporary Debt Securities ....................................    28
SECTION 2.09.      Mutilated, Destroyed, Lost or Stolen Debt Securities .........    30
SECTION 2.10.      Cancellation of Surrendered Debt Securities ..................    31
SECTION 2.11.      Provisions of the Indenture and Debt Securities for
                     the Sole Benefit of the Parties and the Holders ............    31
SECTION 2.12.      Payment of Interest; Interest Rights Preserved ...............    33
SECTION 2.13.      Securities Denominated in Foreign Currencies .................    33
SECTION 2.14.      Wire Transfers ...............................................    34



---------------
*/ The Table of Contents is not part of the Indenture.

                                                                   Contents, p.2




SECTION 2.15.      Securities Issuable in the Form of a Global Security .........    34
SECTION 2.16.      Medium Term Securities .......................................    37
SECTION 2.17.      Defaulted Interest ...........................................    38
SECTION 2.18.      Judgments ....................................................    40
SECTION 2.19.      CUSIP Numbers ................................................    40


                                  ARTICLE III

                         Redemption of Debt Securities
                         -----------------------------

SECTION 3.01.      Applicability of Article .....................................    41
SECTION 3.02.      Tax Redemption; Special Tax Redemption .......................    41
SECTION 3.03.      Notice of Redemption; Selection of Debt Securities ...........    43
SECTION 3.04.      Payment of Debt Securities Called for Redemption .............    45
SECTION 3.05.      Mandatory and Optional Sinking Funds .........................    47
SECTION 3.06.      Redemption of Debt Securities for Sinking Fund ...............    47


                                   ARTICLE IV

                      Particular Covenants of the Company
                      -----------------------------------

SECTION 4.01.      Payment of Principal of, and Premium, if any, and
                     Interest on, Debt Securities ...............................    49
SECTION 4.02.      Maintenance of Offices or Agencies for Registration
                     of Transfer, Exchange and Payment of Debt
                     Securities..................................................    50
SECTION 4.03.      Appointment to Fill a Vacancy in the Office of
                     Trustee ....................................................    51
SECTION 4.04.      Duties of Paying Agents, etc. ................................    51
SECTION 4.05.      Statement by Officers as to Default ..........................    52
SECTION 4.06.      Payment of Additional Interest ...............................    52
SECTION 4.07.      Payment of Additional Amounts ................................    55
SECTION 4.08.      Limitation on Liens ..........................................    56
SECTION 4.09.      Limitation on Sale/LeaseBack Transactions ....................    56
SECTION 4.10.      Limitation on Restricted Payments ............................    57
SECTION 4.11.      Additional Guarantees ........................................    58
SECTION 4.12.      Limitations with Respect to Unrestricted Subsidiaries ........    59
SECTION 4.13.      Waiver of Certain Covenants ..................................    60
SECTION 4.14.      Calculation of Original Issue Discount .......................    60
SECTION 4.15.      Further Instruments and Acts .................................    60


                                                                   Contents, p.3


                                   ARTICLE V

           Holders' Lists and Reports by the Company and the Trustee
           ---------------------------------------------------------

SECTION 5.01.      Company to Furnish Trustee Information as to Names
                     and Addresses of Holders; Preservation of
                     Information ................................................    61
SECTION 5.02.      Communications to Holders ....................................    61
SECTION 5.03.      Reports by Company ...........................................    62
SECTION 5.04.      Reports by Trustee ...........................................    62


                                   ARTICLE VI

            Remedies of the Trustee and Holders in Event of Default
            -------------------------------------------------------

SECTION 6.01.      Events of Default ............................................    63
SECTION 6.02.      Acceleration .................................................    66
SECTION 6.03.      Other Remedies ...............................................    67
SECTION 6.04.      Waiver of Past Defaults ......................................    67
SECTION 6.05.      Control by Majority ..........................................    67
SECTION 6.06.      Limitation on Suits ..........................................    68
SECTION 6.07.      Rights of Holders to Receive Payments ........................    68
SECTION 6.08.      Collection Suit by Trustee ...................................    68
SECTION 6.09.      Trustee Must File Proofs of Claim ............................    68
SECTION 6.10.      Priorities ...................................................    69
SECTION 6.11.      Undertaking for Costs ........................................    69
SECTION 6.12.      Waiver of Stay or Extension Laws .............................    70


                                  ARTICLE VII

                             Concerning the Trustee
                             ----------------------

SECTION 7.01.      Certain Duties and Responsibilities ..........................    70
SECTION 7.02.      Certain Rights of Trustee ....................................    71
SECTION 7.03.      Trustee Not Liable for Recitals in Indenture or in
                     Debt Securities ............................................    73
SECTION 7.04.      Trustee, Paying Agent or Registrar May Own Debt
                     Securities .................................................    73
SECTION 7.05.      Moneys Received by Trustee to be Held in Trust ...............    73
SECTION 7.06.      Compensation and Reimbursement ...............................    74


                                                                  Contents, p.4



SECTION 7.07.      Right of Trustee to Rely on an Officers' Certificate
                     Where No Other Evidence Specifically Prescribed ............    74
SECTION 7.08.      Separate Trustee; Replacement of Trustee .....................    75
SECTION 7.09.      Successor Trustee by Merger ..................................    76
SECTION 7.10.      Eligibility; Disqualification ................................    77
SECTION 7.11.      Preferential Collection of Claims Against Company ............    77
SECTION 7.12.      Compliance with Tax Laws .....................................    77


                                  ARTICLE VIII

                             Concerning the Holders
                             ----------------------

SECTION 8.01.      Evidence of Action by Holders ................................    77
SECTION 8.02.      Proof of Execution of Instruments and of Holding of
                     Debt Securities ............................................    78
SECTION 8.03.      Who May Be Deemed Owner of Debt Securities ...................    78
SECTION 8.04.      Instruments Executed by Holders Bind Future
                     Holders; Record Dates ......................................    79


                                   ARTICLE IX

                            Supplemental Indentures
                            -----------------------

SECTION 9.01.      Purposes for Which Supplemental Indenture May Be
                     Entered into Without Consent of Holders ....................    80
SECTION 9.02.      Modification of Indenture with Consent of Holders of
                     Debt Securities ............................................    83
SECTION 9.03.      Effect of Supplemental Indentures ............................    85
SECTION 9.04.      Debt Securities May Bear Notation of Changes by
                     Supplemental Indentures ....................................    85


                                   ARTICLE X

                      Successor Companies and Subsidiaries
                      ------------------------------------

SECTION 10.01.     When Company May Merge or Transfer Assets ....................    86
SECTION 10.02.     When Restricted Subsidiaries That are Guarantors
                     May Merge or Transfer Assets ...............................    86


                                                                  Contents, p.5




                                   ARTICLE XI

                    Satisfaction and Discharge of Indenture:
                    ----------------------------------------
                          Defeasance: Unclaimed Moneys
                          ----------------------------

SECTION 11.01.     Applicability of Article .....................................    87
SECTION 11.02.     Satisfaction and Discharge of Indenture ......................    87
SECTION 11.03.     Conditions to Defeasance .....................................    89
SECTION 11.04.     Application of Trust Money ...................................    91
SECTION 11.05.     Repayment to Company .........................................    91
SECTION 11.06.     Indemnity for Government Obligations .........................    91
SECTION 11.07.     Reinstatement ................................................    91


                                  ARTICLE XII

                        Subordination of Debt Securities
                        --------------------------------

SECTION 12.01.     Applicability of Article; Agreement to Subordinate ...........    92
SECTION 12.02.     Liquidation, Dissolution, Bankruptcy .........................    92
SECTION 12.03.     Default on Senior Indebtedness ...............................    93
SECTION 12.04.     Acceleration of Payment of Debt Securities ...................    93
SECTION 12.05.     When Distribution Must Be Paid Over ..........................    94
SECTION 12.06.     Subrogation ..................................................    94
SECTION 12.07.     Relative Rights ..............................................    94
SECTION 12.08.     Subordination May Not Be Impaired by Company .................    94
SECTION 12.09.     Rights of Trustee and Paying Agent ...........................    94
SECTION 12.10.     Distribution or Notice to Representative .....................    95
SECTION 12.11.     Article XII Not to Prevent Defaults or Limit Right to
                     Accelerate .................................................    95
SECTION 12.12.     Trust Moneys Not Subordinated ................................    95
SECTION 12.13.     Trustee Entitled to Rely .....................................    96
SECTION 12.14.     Trustee to Effectuate Subordination ..........................    96
SECTION 12.15.     Trustee Not Fiduciary for Holders of Senior
                     Indebtedness ...............................................    96
SECTION 12.16.     Reliance by Holders of Senior Indebtedness on
                     Subordination Provisions ...................................    96


                                                                  Contents, p.6





                                  ARTICLE XIII

                            Miscellaneous Provisions
                            ------------------------

SECTION 13.01.     Successors and Assigns of Company Bound by
                     Indenture ..................................................    97
SECTION 13.02.     Acts of Board, Committee or Officer of Successor
                     Company Valid ..............................................    97
SECTION 13.03.     Required Notices or Demands ..................................    97
SECTION 13.04.     Indenture and Debt Securities to Be Construed in
                     Accordance with the Laws of the State of
                     New York ...................................................    98
SECTION 13.05.     Officers' Certificate and Opinion of Counsel to Be
                     Furnished upon Application or Demand by the
                     Company ....................................................    98
SECTION 13.06.     Payments Due on Legal Holidays ...............................    99
SECTION 13.07.     Provisions Required by Trust Indenture Act to
                     Control ....................................................    99
SECTION 13.08.     Computation of Interest on Debt Securities ...................    99
SECTION 13.09.     Rules by Trustee, Paying Agent and Registrar .................   100
SECTION 13.10.     Agent for Service; Submission to Jurisdiction ................   100
SECTION 13.11.     No Recourse Against Others ...................................   100
SECTION 13.12.     Severability .................................................   101
SECTION 13.13.     Effect of Headings ...........................................   101
SECTION 13.14.     Indenture May Be Executed in Counterparts ....................   101
SIGNATURES         ..............................................................   101


EXHIBIT A          Form of Debt Security


EXHIBIT B          Form of Guarantee Agreement


              INDENTURE dated as of July 20, 1995, between METHANEX CORPORATION, a Canadian corporation (the
              "Company") and UNITED STATES TRUST COMPANY OF
              NEW YORK, a New York corporation authorized to conduct a banking business (the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the "Debt Securities"), as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH

     That in order to declare the terms and conditions upon which the Debt Securities are issued, executed, authenticated and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company and the Trustee covenant and agree with each other, for the benefit of the respective Holders from time to time of the Debt Securities, as follows:

                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force as of the date of original execution of this Indenture.

     "Additional Amounts" has the meaning specified in Section 4.07.

     "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as of the date of determination, the lesser of (i) the fair market value of the property subject to such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors) or (ii) the present value (discounted at a rate per annum equal to the coupon on the applicable Debt Securities compounded annually) of the total obligations of the lessee for rental payments (excluding amounts required to be paid on account of operating costs, maintenance and repairs, insurance, taxes, assessments, utility rates and similar charges) during the remaining term of such lease (including any period for which such lease has been extended).

     "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified as a Place of Payment pursuant to Section 2.03 with respect to the Debt Securities of any series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable by the Company under or with respect to (i) the Credit Agreement (Unsecured Syndicated Term Credit Facility), dated June 30, 1995, among the Company, Royal Bank of Canada as agent bank, and the lenders party thereto, and (ii) the Credit Agreement (Letter of Credit Facility), dated June 30, 1995, among the Company as borrower and Royal Bank of Canada as lender, each as amended or modified from time to time.

     "Bankruptcy Law" has the meaning set forth in Section 6.01.

     "Bearer Holder" means, with respect to any Bearer Security or Coupon, the Bearer thereof.

     "Bearer Security" means any Debt Security (with or without Coupons), title to which passes by delivery only, but does not include any Coupons.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; except that the Stated Maturity thereof shall be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common shares without nominal or par value in the capital of the Company, which shares are currently listed on The Montreal Exchange, The Toronto Stock Exchange and the Nasdaq National Market, and any other classes of common shares of the Company hereinafter created.

     "Company" means Methanex Corporation, a Canadian corporation, and, subject to the provisions of Article X, shall also include its successors and assigns.

     "Company Order" means a written order of the Company, signed by its Chairman of the Board, any Vice Chairman, President or any Vice President (or any other officer performing similar functions) and by its Chief Financial Officer, Treasurer, Secretary, any Assistant Treasurer or any Assistant Secretary (or any other officer performing similar functions).

     "Consolidated Net Worth" at any date of determination means the following amount, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the date of determination: (i) the consolidated shareholders' equity of the common stockholders of the Company plus (ii) the respective amounts reported with respect to any class or series of Preferred Stock of the Company (other than Exchangeable Stock and Redeemable Stock) but only to the extent of any cash received by the Company upon issuance of such Preferred Stock, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by the Company or any of its Subsidiaries.

     "Conversion Event" has the meaning set forth in Section 6.01.

     "Corporate Trust Office of the Trustee" or other similar term means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered in the United States of America, expect that with respect to the presentation of Debt Securities for payment or for registration of transfer and exchange, such term shall also mean the office of the Trustee or the Trustee's agent in the Borough of Manhattan, the city and state of New York, at which at any particular time its corporate agency business shall be conducted.

     "Coupon" means any interest coupon appertaining to any Bearer Security.

     "Coupon Security" means any Bearer Security authenticated and delivered with one or more Coupons appertaining thereto.

     "covenant defeasance option" has the meaning set forth in Section 11.02(b).

     "Currency" means Dollars or Foreign Currency.

     "CUSIP" has the meaning set forth in Section 2.19.

     "Custodian" has the meaning set forth in Section 6.01.

     "Debt Security" or "Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be, of any series authenticated and delivered under this Indenture.

     "Debt Security Register" has the meaning set forth in Section 2.07(a).

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning set forth in Section 2.17(a).

     "Depositary" means, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to Registered Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

     "Designated Currency" has the meaning set forth in Section 2.18.

     "Designated Senior Indebtedness" means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $100 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture and has been designated as "Designated Senior Indebtedness" for purposes of this Indenture in an Officers' Certificate received by the Trustee.

     "Determination Notice" has the meaning set forth in Section 3.02(b).

     "Dollar" or "$" means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

     "Dollar Equivalent" means, with respect to any monetary amount in a Foreign Currency, at any time for the determination thereof, the amount of Dollars obtained by converting such Foreign Currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable Foreign Currency as quoted by Citibank, N.A. (unless another comparable financial institution is designated by the Company) in New York, New York at approximately 11:00 a.m. (New York time) on the date two Business Days prior to such determination.

     "European Community" means the European Economic Community.

     "European Currency Units" has the meaning assigned to it from time to time by the Council of the European Community.

     "Event of Default" has the meaning specified in Section 6.01.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock which is neither Exchangeable Stock nor Redeemable Stock).

     "Excluded Holder" has the meaning specified in Section 4.07.

     "Foreign Currency" means a currency issued by the government of any country other than the United States or a composite currency (including European Currency Units) the value of which is determined by reference to the values of the currencies of any group of countries.

     "Funded Indebtedness" of a person means all Indebtedness of such person which matures more than one year after the time of determination thereof or which is extendible or renewable at the option of such person to a time more than one year after the time of determination thereof (whether or not renewed or extended).

     "GAAP" means generally accepted accounting principles in Canada as in effect as of the date of this Indenture.

     "Global Security" means, with respect to any series of Debt Securities issued hereunder, a Debt Security, substantially in the form of Exhibit A to this Indenture, which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers' Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due and interest rate or method of determining interest.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

     "Guarantor" means any person that becomes a guarantor of the Debt Securities pursuant to the terms of Section 4.11 of this Indenture, and its respective successors.

     "Holder," "Holder of Debt Securities" or other similar terms means, with respect to a Registered Security, the Registered Holder and, with respect to a Bearer Security or a Coupon, the Bearer Holder.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or is designated as a Restricted Subsidiary or an Unrestricted Subsidiary shall be deemed to be Incurred by such Subsidiary at such time. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" of any person means, without duplication,

          (i) the principal of, premium (if any) in respect of and interest on
     (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments related to or for money borrowed for the payment of which such person is responsible or liable;

          (ii) all Capital Lease Obligations of such person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person;

          (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding in each case trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

          (v) all obligations of such person with respect to the redemption, repayment or other repurchase of, in the case of a Subsidiary, any Preferred Stock and, in the case of any other person, any Redeemable Stock (but excluding any accumulated dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other persons for the payment of which such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any Guarantees of such obligations; and

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Interest" includes, when used with respect to a Bearer Security, any additional interest payable on such Bearer Security pursuant to Section 3.02 or 4.06.

     "Investment" in any person means any direct or indirect advance, loan (other than advances to customers, employees or suppliers in the ordinary course of business that are recorded as accounts receivable On the balance sheet of such person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such person.

     "legal defeasance option" has the meaning specified in Section 11.02(b).

     "Legal Holiday" means each day that is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the City of Vancouver.

     "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

     "mandatory sinking fund payment" has the meaning specified in Section 3.05.

     "Non-Convertible Capital Stock" means, with respect to any person, any non-convertible Capital Stock of such person and any Capital Stock of such person convertible solely into non-convertible common stock of such person; provided, however, that Non-Convertible Capital Stock shall not include Redeemable Stock or Exchangeable Stock.

     "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of the Restricted Subsidiaries (A) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or (B) is directly or indirectly liable and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause a payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Notice of Default" has the meaning set forth in Section 6.01.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or any Vice President of the Company (or other officer performing similar functions) and by the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the

Company (or other officer performing similar functions). Each such certificate shall include the statements provided for in Section 13.05, if applicable.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel for the Company (which counsel may be an employee of the Company) or outside counsel for the Company. Each such opinion shall include the statements provided for in Section 13.05, if applicable.

     "optional sinking fund payment" has the meaning specified in Section 3.05.

     "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to
Section 6.01.

     "Outstanding", when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

          (i) Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided, however, that, if such Debt Securities have not yet matured, notice of the redemption of such Debt Securities has been duly given pursuant to this Indenture; and

          (iii) Debt Securities of that series which have been paid pursuant to
     Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or an Affiliate of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Debt Security denominated in one or more Foreign Currencies that shall be deemed to be Outstanding for such purposes shall be the Dollar Equivalent, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Debt Security, of the principal amount (or, in the case of any Original Issue Discount Debt Security, the Dollar Equivalent on the date of original issuance of such Security of the amount determined as provided in the preceding sentence above) of such Debt Security.

     "Payment Blockage Period" has the meaning specified in Section 12.03.

     "Permitted Liens" means, with respect to any person, (i) pledges or deposits by such person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, and maritime liens on cargo for freight not yet due, in each case for sums not yet due or being contested in good faith by appropriate proceedings, other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review, and any right of setoff, refund or charge-back available to any bank or other financial institution; (iii) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, pipelines, railways, cables and conduits, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such person; (vi) Liens securing Indebtedness or other obligations in the ordinary course of business of a Restricted Subsidiary or the Company owing to and held by the Company or another Restricted Subsidiary; (vii) Liens existing on the date of the Indenture other than Liens to secure the First Restated and Amended Credit Agreement, dated January 1, 1995, among the Company and Methanex Fortier, Inc. as borrowers, Royal Bank of Canada, as agent bank, and the lenders party thereto; (viii) Liens on property or shares of stock of a person at the time that such person becomes a Restricted Subsidiary; provided, however, that such Liens may not extend to any other property or assets owned by the Company or a Restricted Subsidiary; provided further, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, or to provide credit support in connection with, such person becoming a Restricted Subsidiary; (ix) Liens on property or assets at the time the Company or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of an amalgamation, merger or consolidation with or into the Company or a Restricted Subsidiary; provided, however, that such Liens may not extend to any other property or assets owned by the Company or a Restricted Subsidiary; provided further, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, or to provide credit support in connection with, such acquisition; (x) Liens on any property or assets securing any Indebtedness created or assumed as all or any part of the purchase price or cost of construction or improvement of real or tangible personal property or assets, whether or not secured, which Indebtedness was created prior to, at the time of or within 120 days after the later of the acquisition, completion of construction or commencement of full operation of such property or assets; (xi) Liens on cash or marketable securities of the Company or any Restricted Subsidiary granted in the ordinary course of business in connection with (A) any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate insurance and other similar agreements or arrangements; (B) any interest rate swap agreements, forward rate agreements, interest rate cap or collar agreements or other similar financial agreements or arrangements; or (C) any agreements or arrangements entered into for the purpose of hedging product prices; and (xii) Liens to secure any refinancing, extension, renewal or replacement ("refinancing") as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vii),
(viii), (ix) and (x) (other than any Lien to secure the Senior Secured First Priority Notes of Methanex New Zealand Limited); provided, however, that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (a) the outstanding principal amount of the Indebtedness being refinanced and (b) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing.

     "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Place of Payment" means, when used with respect to the Debt Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Debt Securities of that series are payable as specified pursuant to Section 2.03.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Debt Security means the principal of the Debt Security plus the premium, if any, payable on the Debt Security which is due or overdue or, to the extent permitted by law, is to become due at the relevant time.

     "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the first anniversary of the Stated Maturity of the applicable Debt Securities or is redeemable at the option of the holder thereof at any time prior to such first anniversary.

     "Registered Holder" means the person in whose name a Registered Security is registered in the Debt Security Register.

     "Registered Security" means any Debt Security registered as to principal and interest in the Debt Security Register.

     "Registrar" has the meaning set forth in Section 2.07(a).

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any Vice President, any Assistant Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" has the meaning specified in Section 4.10.

     "Restricted Subsidiary" means each Subsidiary of the Company other than the Unrestricted Subsidiaries.

     "Sale/Leaseback Transaction" means an arrangement with any person other than the Company or a Restricted Subsidiary providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person in contemplation of such leasing; provided, however, that any subsequent transfer of any such arrangement between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, whereby the Company or a Restricted Subsidiary ceases to be the lessor under such arrangement, shall be deemed to constitute a Sale/Leaseback Transaction at such time.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Senior Indebtedness" means, as to any series of Debt Securities subordinated pursuant to the provisions of Article XII, (a) the Bank Indebtedness (b) any and all amounts payable by the Company under or with respect to (i) the 8-7/8% Senior Secured Second Priority Notes due 2001 of the Company, (ii) the guarantee obligations of the Company relating to the Senior Secured First Priority Notes of Methanex New Zealand Limited and (iii) Indebtedness pursuant to Bonds C-1 and C-2 issued to Credit Suisse, Singapore Branch and Bank of New Zealand, respectively, pursuant to the Master Trust Indenture, dated November 15, 1993, between the Company and Montreal Trust Company as trustee and (c) any other Indebtedness of the Company identified as Senior Indebtedness in the resolution of the Board of Directors and accompanying Officers' Certificate or supplemental Indenture setting forth the terms, including as to subordination, of such series.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the United States Securities and Exchange Commission.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Debt Securities" has the meaning specified in Section 12.01.

     "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the applicable Debt Securities pursuant to a written agreement.

     "Subsidiary" means, in respect of any person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries of such person or (iii) one or more Subsidiaries of such person.

     "Taxes" has the meaning specified in Section 4.07.

     "Trustee" initially means United States Trust Company of New York and any other person or persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assigns. If at any time there is more than one such person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

     "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as in force at the date of this Indenture as originally executed and, to the extent required by law, as amended.

     "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) each Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any newly acquired or newly formed Subsidiary of the Company (other than a Restricted Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unrestricted Subsidiary Transaction" has the meaning specified in Section 4.12(a).

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

     "indenture securities" means the Debt Securities.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the Debt Securities.

     All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, reference to another statute or defined by rules of the United States Securities and Exchange Commission have the meaning assigned to them by such definitions.

     SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations and computations based on GAAP shall be determined and computed in conformity with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                Debt Securities

     SECTION 2.01. Forms Generally. The Debt Securities and Coupons, if any, of each series shall be in substantially the form established without the approval of any Holder by or pursuant to a resolution of the Board of Directors or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and, if not contained in a supplemental Indenture entered into in accordance with Article IX, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities and Coupons, as evidenced by their execution of the Debt Securities and Coupons.

     The definitive Debt Securities of each series and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities and Coupons, as evidenced by their execution of such Debt Securities and Coupons.

     Each Bearer Security and each Coupon shall bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States Federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     SECTION 2.02. Form of Trustee's Certificate of Authentication. The Trustee's Certificate of Authentication on all Debt Securities authenticated by the Trustee shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        UNITED STATES TRUST COMPANY OF NEW YORK,
                                             As Trustee



                                             By _______________________________
                                                Authorized Signatory

     SECTION 2.03. Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

     The Debt Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

          (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

          (2) any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

          (3) the date or dates on which the principal and premium, if any, of the Debt Securities of the series are payable;

          (4) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date or dates will de determined, in the case of Registered Securities, the record dates for the determination of Holders thereof to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

          (5) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee--(in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

          (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

          (7) whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

          (8) if any Debt Securities of the series are to be issued as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (x) whether the provisions of Section
     3.02 and 4.06 or other provisions for payment of additional interest or tax redemptions shall apply and, if other provisions shall apply, such other provisions; (y) whether interest in respect of any portion of a temporary Bearer Security of the series (delivered pursuant to Section 2.08) payable in respect of any interest payment date prior to the exchange of such temporary Bearer Security for definitive Bearer Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and (z) the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Bearer Securities of the series;

          (9) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

          (10) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by depositary shares), other Debt Securities or warrants for Common Stock, Preferred Stock or indebtedness or other securities of any kind of the Company or any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

          (11) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

          (12) if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

          (13) if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); and, if necessary, the manner of determining the equivalent thereof in the currency of the United States for purposes of the definition of Dollar Equivalent;

          (14) any changes or additions to Article XI, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 11.02(b)(ii);

          (15) if other than such coin or Currency of the United States as at the time of payment is legal tender for payment of public and private debts, the coin or Currency or currencies or units of two or more Currencies in which payment of the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

          (16) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to
     Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

          (17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Debt Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of this Indenture as then in effect;

          (18) any addition to or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of, and premium, if any, and interest on, such Debt Securities due and payable;

          (19) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.15;

          (20) any trustee other than the Trustee and, if other than the Trustee, any authenticating or paying agents, transfer agents or registrars;

          (21) the applicability of, and any addition to or change in, the covenants and definitions then set forth in this Indenture or in the terms then set forth in Article IV, relating to limitations on Liens, Sale/Leaseback Transactions and Restricted Payments, Guarantees by Restricted Subsidiaries and limitations with respect to Unrestricted Subsidiaries;

          (22) the applicability of, and any addition to or change in the covenants and definitions then set forth in this Indenture or in the terms then set forth in Article X, including conditioning any merger, conveyance, transfer or lease permitted by Article X upon the satisfaction of an indebtedness coverage standard by the Company and any resulting, surviving or transferee person;

          (23) the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, Debt Securities of the series and any corresponding changes to the provisions of this Indenture as currently in effect;

          (24) the subordination, if any, of the Debt Securities of the series pursuant to Article XII and any changes or additions to Article XII;

          (25) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

          (26) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture).

     All Debt Securities of any one series and the Coupons, if any, appertaining thereto shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officers' Certificate or in any such Indenture supplemental hereto.

     SECTION 2.04 Execution of Debt Securities. The Debt Securities and the Coupons, if any, shall be signed on behalf of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President (or any other officer performing similar functions) and by its Secretary, an Assistant Secretary, a Treasurer or an Assistant Treasurer (or any other officer performing similar functions). Such signatures upon the Debt Securities and Coupons may be the manual or facsimile signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities and Coupons. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities and Coupons.

     Only such Debt Securities and Coupons as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security or Coupon executed by the Company shall be conclusive evidence that the Debt Security or Coupon so authenticated has been duly authenticated and delivered hereunder.

     In case any officer of the Company who shall have signed any of the Debt Securities or Coupons shall cease to be such officer before the Debt Securities or Coupons so signed shall have been authenticated and made available for delivery by the Trustee, or disposed of by the Company, such Debt Securities or Coupons nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Securities or Coupons had not ceased to be such officer of the Company; and any Debt Security or Coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debt Security or Coupon, shall be the proper officers of the Company, although at the date of such Debt Security or Coupon or of the execution of this Indenture any such person was not such officer.

     SECTION 2.05. Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities, with appropriate Coupons, if any, of any series executed by the Company to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Debt Securities and Coupons to the Company upon a Company Order. In authenticating such Debt Securities and Coupons, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities and Coupons, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

          (1) a copy of any resolution or resolutions of the Board of Directors, certified by the Secretary or Assistant Secretary of the Company, authorizing the terms of issuance of any series of Debt Securities and Coupons;

          (2) an executed supplemental Indenture, if any;

          (3) an Officers' Certificate; and

          (4) an Opinion of Counsel prepared in accordance with Section 13.05 which shall also state:

               (a) that the form of such Debt Securities and Coupons has been established by or pursuant to a duly authorized resolution of the Board of Directors or by a supplemental Indenture as permitted by
          Section 2.01 in conformity with the provisions of this Indenture;

               (b) that the terms of such Debt Securities and Coupons have been established by or pursuant to a duly authorized resolution of the Board of Directors or by a supplemental Indenture as permitted by
          Section 2.03 in conformity with the provisions of this Indenture;

               (c) that such Debt Securities and Coupons, when authenticated and made available for delivery by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

               (d) that the Company has the corporate power to issue and execute such Debt Securities and Coupons and has duly taken all necessary corporate action with respect to such issuance and execution;

               (e) that the issuance of such Debt Securities and Coupons will not contravene the charter or by-laws of the Company; and

               (f) that authentication and delivery of such Debt Securities and Coupons and the execution and delivery of any supplemental Indenture will not violate the terms of this Indenture.

     Such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States.

     The Trustee shall have the right to decline to authenticate and deliver any Debt Securities or Coupons under this Section 2.05 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or vice presidents, and being advised by counsel, shall determine that such action would expose the Trustee to personal liability to existing Holders.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debt Securities and Coupons, if any, of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands.

     Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

     SECTION 2.06. Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, the Debt Security of each series shall be issuable only as Registered Securities in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.07. Registration of Transfer and Exchange. (a) The Company shall keep or cause to be kept a register for each series of Registered Securities issued hereunder (hereinafter collectively referred to as the "Debt Security Register"), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and the transfer of Registered Securities as in this Article II provided. At all reasonable times, the Debt Security Register shall be open for inspection by the Trustee. Subject to Section 2.15, upon due presentment for registration of transfer of any Registered Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Registered Security or Registered Securities of authorized denominations for a like aggregate principal amount. In no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

     Unless and until otherwise determined by the Company by resolution of the Board of Directors, the Debt Security Register shall be kept at the Corporate Trust Office of the Trustee and, for this purpose, the Trustee shall be designated "Registrar."

     Registered Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Registered Securities of the same series of other authorized denominations. Subject to Section 2.15, Registered Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor the Registered Security or Registered Securities which the Holder making the exchange shall be entitled to receive.

     At the option of the Holder of Bearer Securities of any series, except as otherwise specified as contemplated by Section 2.03(8) or 2.03(9) with respect to a

Global Security representing Bearer Securities, Bearer Securities of such series may be exchange for Registered Securities (if the Debt Securities of such series are issuable as Registered Securities) or Bearer Securities of the same series, of any authorized denomination or denominations, of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at the office or agency of the Company maintained for such purpose, with all unmatured Coupons and all matured Coupons in Default thereto appertaining; provided, however, that delivery of a Bearer Security shall occur only outside the United States. If such Holder is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in Default, such exchange may be effected if such Holder's Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there shall be furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless. If thereafter such Holder shall surrender to any paying agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 2.12, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

     Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Debt Securities that the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange.

     (b) All Registered Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Registered Holder or his attorney duly authorized in writing.

     All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and (except as expressly provided otherwise herein) entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

     No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.09), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

     The Company shall not be required (a) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days before the day of any mailing of notice of redemption of Debt Securities of the same series or (b) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption; provided, however, that, if specified pursuant to
Section 2.03, any Bearer Securities of any series that are exchangeable for Registered Securities and that are called for redemption pursuant to Section
3.02 may, to the extent permitted by applicable law, be exchanged for one or more Registered Securities of such series during the period preceding the redemption date therefor.

     In addition, the Company shall not be required to issue, register the transfer of or exchange any Debt Securities for a period of 15 days before any interest payment date.

     Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Trustee, any paying agent or any Registrar may deem and treat the person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Trustee, any paying agent or Registrar shall be affected by notice to the contrary.

     None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 2.08. Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Debt Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more Coupons or without Coupons, and with such omissions, insertions and variations as may be appropriate for temporary Debt Securities and Coupons, all as may be determined by the Company with the concurrence of the Trustee. Temporary Debt Securities and Coupons may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

     If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. Except as otherwise specified as contemplated by Section 2.03(8)(z) with respect to a series of Debt Securities issuable as Bearer Securities or as one or more Global Securities representing individual Bearer Securities of the series, (a) after the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, except as provided in Section 2.07 in connection with a transfer and except that a person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation and the like unless otherwise specified pursuant to Section 2.03, and (b) upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, however, that delivery of a Global Security representing individual Bearer Securities or a Bearer Security shall occur only outside the United States. Until so exchange, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series, except as otherwise specified as contemplated by Section 2.03(8)(y) with respect to the payment of interest on Global Securities in temporary form.

     Unless otherwise specified pursuant to Section 2.03, the Company will execute and deliver each definitive Global Security representing individual Bearer Securities and each Bearer Security to the Trustee as its principal office in London or such other place outside the United States specified pursuant to Section 2.03.

     Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

     SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Debt Securities, If (i) any mutilated Debt Security or any mutilated Coupon with the Coupon Security to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at the Corporate Trust Office of the Trustee (in the case of Registered Securities) or at its principal London office (in the case of Bearer Securities) or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or any Coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security or Coupon has been acquired by a bona fide purchaser, then the Company shall execute and, upon a Company Order, the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security or in exchange for such mutilated, destroyed, lost or stolen Coupon and the Coupon Security (together with all unmatured Coupons attached thereto) to which such Coupon appertained, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Security, with such Coupons attached thereto that neither gain nor loss in interest shall result from such exchange or substitution. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security or Coupon which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security or Coupon) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security or Coupon and of the ownership thereof; provided, however, that payment of principal of, and premium, if any, and interest on, Bearer Securities or Coupons shall, except as otherwise provided in Section 2.12, be payable only at an office or agency located outside the United States.

     Every substituted Debt Security of any series, with its Coupons, if any, issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security or Coupon is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security or Coupon shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and Coupons, if any, duly issued hereunder. All Debt Securities and Coupons, if any, shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.10. Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange and all Coupons surrendered for payment or exchange shall, if surrendered to the Company or any paying agent or a Registrar, be delivered to the Trustee for cancellation by it, or if surrendered to the Trustee, shall be canceled by it, and no Debt Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities and Coupons held by the Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company, unless otherwise directed. On request of the Company, the Trustee shall deliver to the Company canceled Debt Securities and Coupons held by the Trustee. If the Company shall acquire any of the Debt Securities or Coupons, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Trustee for cancellation. The Company may not issue new Debt Securities or Coupons to replace Debt Securities or Coupons it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11 Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities or Coupons, expressed or implied, shall give or be construed to give to any person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and Registrar and paying agents.

     SECTION 2.12. Payment of Interest; Interest Rights Preserved. (a) Interest on any Registered Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the person in whose name such Registered Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the regular record date. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any regular record date and before the opening of business (at such office or agency) on the next succeeding interest payment date, such Coupon Security shall be surrendered without the coupon relating to such interest payment date and interest will not be payable on such interest payment date in respect of the Registered Security issued in exchange for such coupon Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Payment of interest on Registered Securities shall be made at the Corporate Trust Office of the Trustee (except as otherwise specified pursuant to Section 2.03) or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Debt Security Register or, if provided pursuant to Section 2.03 and in accordance with arrangements satisfactory to the Trustee, at the option of the Registered Holder by wire transfer to an account designated by the Registered Holder.

     (b) No interest shall be payable with respect to a Bearer Security or Coupon unless such certification requirements as are specified pursuant to
Section 2.03(8)(y) are satisfied with respect to such Bearer Security or Coupon. Interest on any Coupon Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Holder of the Coupon that has matured on such interest payment date upon surrender of such Coupon on or after such interest payment date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 2.03.

     Interest on any Bearer Security (other than a Coupon Security) that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on or after such interest payment date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 2.03.

     Unless otherwise specified pursuant to Section 2.03, at the direction of the Holder of any Bearer Security or Coupon payable in Dollars, and subject to applicable laws and regulations, payments in respect of such Bearer Security or

Coupon will be made by check drawn on a bank in New York, New York or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to a Dollar account maintained by such Holder with a bank outside the United States. If such payment at the offices of all paying agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars, then, to the extent permitted by United States tax law, the Company will appoint an office or agent in the United States at which such payment may be made. Unless otherwise specified pursuant to Section 2.03, at the direction of the Holder of any Bearer Security or Coupon payable in a Foreign Currency, payment on such Bearer Security or Coupon will be made by a check drawn on a bank outside the United States or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an appropriate account maintained by such Holder outside the United States. Except as provided in this paragraph, no payment on any Bearer Security or Coupon will be made by mail to an address in the United States or by transfer to an account in the United States.

     (c) Subject to the provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

     SECTION 2.13. Securities Denominated in Foreign Currencies. (a) Except as otherwise specified pursuant to Section 2.03 for Bearer Securities of any series, payment of the principal of, and premium, if any, and interest on, Bearer Securities of such series denominated in any Currency will be made in such Currency.

     (b) Except as otherwise specified pursuant to Section 2.03 for Registered Securities of any series, payment of the principal of, and premium, if any, and interest on, Registered Securities of such series will be made in Dollars.

     (c) For the purposes of calculating the principal amount of Debt Securities of any series denominated in a Foreign Currency for any purpose under this Indenture, the principal amount of such Debt Securities at any time Outstanding shall be deemed to be the Dollar Equivalent of such principal amount as of the date of any such calculation.

     In the event any Foreign Currency in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible Currency on United States currency markets, for any date thereafter on which payment of principal of, or premium, if any, or interest on, the Debt Securities of a series is due, the Company shall select the Currency of payment for use on such date, all as provided in the Debt Securities of such series. In such event, the Company shall, as provided in the Debt Securities of such series, notify the Trustee in writing of the Currency which it has selected to constitute the funds necessary to meet the Company's obligations on such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payments to the Trustee with respect to such payment date shall be made by the Company solely in the Currency so selected.

     SECTION 2.14. Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payments of monies required to be deposited with the Trustee on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustee before the date such moneys are to be paid to the Holders of the Debt Securities in accordance with the terms hereof.

     SECTION 2.15. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and make available for delivery, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officers' Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary," or such other legend as may then be required by the Depositary for such Global Security or Securities.

     (b) Notwithstanding any other provision of this Section 2.15 or of Section
2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a

Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

     (c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee or its agent, upon receipt of a Company Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security or Securities, will authenticate and make available for delivery, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities, and make available for delivery such individual Debt Securities in exchange for such Global Security or Securities.

     (ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security or Securities, will authenticate and make available for delivery individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the aggregate principal amount of such series or portion thereof of such Global Security or Securities, and make available for delivery such individual Debt Securities in exchange for such Global Security or Securities.

     (iii) If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and make available for delivery, without service change, (1) to each person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and make available for delivery individual Debt Securities. In case a Coupon Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any special record date and before the opening of business (at such office or agency) on the related proposed date of payment of Defaulted Interest, such Coupon Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture. Upon the exchange of the entire principal amount of a Global Security for Individual Debt Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Registered Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall make available for delivery such Registered Securities to the persons in whose names such Registered Securities are so registered.

     (v) Payments in respect of the principal of an interest on any Debt Securities registered in the mane of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company and the Trustee may treat the person in whose names the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Trustee, any Registrar, the paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary's direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, (b) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or (c) any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Trustee or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

     The Trustee shall make available for delivery individual Bearer Securities issued in exchange for a Global Security pursuant to this Section 2.15 to the persons and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee; provided, however, that individual Bearer Securities shall be delivered in exchange for a Global Security only in accordance with the procedures as may be specified pursuant to Section 2.03.

     Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to debt securities in effect at the time of such exchange.

     SECTION 2.16. Medium Term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, resolutions of the Board of Directors, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.01, 2.03, 2.05 or 13.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 2.05 or 13.05 shall be true and correct as if made on such date; provided further, however, that, with respect to Debt Securities of a series which are not to be issued at one time, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Debt Securities of such series and the Opinion of Counsel described above shall state:

          (a) that, when the terms of such Debt Securities shall have been established pursuant to a written order of the Company or pursuant to such procedures as may be specified from time to time by a written order of the Company, all as contemplated by and in accordance with a resolution of the Board of Directors or an Officers' Certificate pursuant to a resolution of the Board of Directors or indenture supplemental hereto, as the case may be, such terms will have been established in conformity with the provisions of this Indenture; and

          (b) that such Debt Securities, when (i) executed by the Company, (ii) completed, authenticated and made available for delivery by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company and (iv) paid for, all as contemplated by and in accordance with the aforesaid written order of the Company or specified procedures, as the case may be, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     A Company Order delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph, may provide that Debt Securities which are the subject thereof will be authenticated and made available for delivery by the Trustee or its agent on original issue from time to time upon the telephonic or written order of persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with the Officers' Certificate, supplemental Indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officers' Certificate, supplemental Indenture or such resolution.

     SECTION 2.17. Defaulted Interest. (a) Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dated and in the manner provided in the Debt Securities of such series and in this Indenture (herein called "Defaulted Interest") shall, if such Debt Security is a Registered Security, forthwith cease to be payable to the Registered Holder thereof on the relevant record date by virtue of having been such Registered

Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause(i) or (ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Registered Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at his address as it appears in the Debt Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Registered Securities of such series are registered at the close of business on such special record date. In case a Coupon Security of any such series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in Place of Payment for such series) on any special record date and before the opening of business (at such office or agency) on the related proposed date of payment of Defaulted Interest, such Coupon Security shall be surrendered without the Coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Coupon Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

          (ii) The Company may make payment of any Defaulted Interest on the Registered Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered

     Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     (b) Any Defaulted Interest payable in respect of Bearer Securities of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Registered Securities (if any) and Bearer Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 13.03 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

     SECTION 2.18.  Judgments.  The Company may provide pursuant to Section
2.03 for Debt Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, and premium, if any, and interest on, the Debt Securities of any series in a Foreign Currency or Dollars (the "Designated Currency") as may be specified pursuant to Section 2.03 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of Debt Securities of such series shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of, and premium, if any, and interest on, such Debt Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the Business Day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     SECTION 2.19. CUSIP Numbers. The Company in issuing the Debt Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE III


                         Redemption of Debt Securities


     SECTION 3.01. Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

     SECTION 3.02. Tax Redemption; Special Tax Redemption. (a) Unless otherwise specified pursuant to Section 2.03, Bearer Securities of any series may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 or more than 60 days' notice in accordance with
Section 3.03 (which notice shall be irrevocable), at the redemption price thereof (calculated without premium), if the Company has or will become obligated to pay additional interest on such Bearer Securities pursuant to
Section 4.06 as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date on which any person (including any person acting as underwriter, broker or dealer) agrees to purchase any of such Bearer Securities pursuant to their original issuance, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest were a payment in respect of the Bearer Securities of that series then due. Prior to the publication of any notice of redemption pursuant to this Section 3.02(a), the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (ii) an Opinion of Counsel to the effect that the Company has or will become obligated to pay such additional interest as a result of such change or amendment.

     (b) Unless otherwise specified pursuant to Section 2.03, if the Company shall determine that any payment made outside the United States by the Company or any of its paying agents in respect of any Bearer Security or Coupon would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any paying agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or Coupon that is a United States Alien (other than such a requirement (i) that would not be applicable to a payment made by the Company or any one of its paying agents
(A) directly to the beneficial owner or (B) to a custodian, nominee or other agent of the beneficial owner, or (ii) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided, however, that, in any case referred to in clause
(i)(B) or (ii), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Bearer Security or Coupon in whole, but not in part, at the redemption price thereof (calculated without premium) or (y) if the conditions of the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice"), stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Bearer Security or Coupon or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Bearer Security or Coupon must take place, as provided in the next succeeding sentence. If any Bearer Security or Coupon is to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee at least 60 days before the redemption date. Notice of such redemption shall be given by the Company to the Holders of the Bearer Security or Coupon not more than 60 days or less than 30 days prior to the redemption date. Notwithstanding the foregoing, the Company shall not so redeem the Bearer Security or Coupon if the Company shall subsequently determine, not less than 30 days prior to the redemption date, that subsequent payments on the Bearer Security or Coupon would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination, and any earlier redemption notice given pursuant to this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice pursuant to this paragraph, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the Company is entitled to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Bearer Security or Coupon or to pay the additional interest specified in the next succeeding paragraph have occurred and (ii) an Opinion of Counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its paying agents in respect of any Bearer Security or Coupon of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any paying agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of any such Bearer Security or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in any such Bearer Security or Coupon to be then due and payable. If the Company elects to pay additional interest pursuant to this paragraph, the Company shall have the right to redeem the Bearer Security or Coupon at any time in whole, but not in part, at the redemption price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. If the Company elects to pay additional interest pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Bearer Security or Coupon in whole, but not in part, at the redemption price thereof (calculated without premium), subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company pursuant to the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest pursuant to this paragraph. If the Company elects to, or is required to, redeem the Bearer Security or Coupon pursuant to this paragraph, it shall publish prompt notice thereof. If the Bearer Security or Coupon is to be redeemed pursuant to this paragraph, the redemption shall take place on such date, not later than one year after publication of the notice of redemption, as the Company shall specify by notice to the Trustee at least 60 days prior to the redemption date.


     SECTION 3.03. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debt Securities of any series in accordance with their terms, the Company shall fix a date for redemption and shall, in the manner provided in Section 13.03, give notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities of such series so to be redeemed as a whole or in part. The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the

Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security of such series.

     Each such notice of redemption shall specify (i) the date fixed for redemption; (ii) the redemption price at which Debt Securities of such series are to be redeemed; (iii) the Place or Places of Payment that payment will be made upon presentation and surrender of such Debt Securities; (iv) that any interest accrued to the date fixed for redemption will be paid as specified in said notice; (v) that the redemption is for a sinking fund payment (if applicable); (vi) that, unless otherwise specified in such notice, Coupon Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption, failing which the amount of any such missing Coupon or Coupons will be deducted from the redemption price; (vii) if the Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the applicable redemption date pursuant to Section 2.15(c) or otherwise, the last date on which such exchanges may be made; (viii) that, unless the Company defaults in making such redemption payment or unless the Debt Securities of that series are subordinated pursuant to the terms of Article XII and the paying agent is prohibited from making such payment pursuant to the terms of this Indenture, that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue and, in the case of Original Issue Discount Securities, original issue discount will cease to accrue; (ix) the terms of the Debt Securities of that series pursuant to which the Debt Securities of that series are being redeemed;
(x) the CUSIP number or numbers, if any, printed on the Debt Securities of that Series; and (xi) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice and printed on the Debt Securities of that series. In case any Debt Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of that series in principal amount equal to the unredeemed portion thereof, and in the case of a Bearer Security with appropriate Coupons, if any, will be issued.

     At least 60 days before the redemption date (unless the Trustee consents to a shorter period), the Company shall give notice to the Trustee in writing of the redemption date, the principal amount of Debt Securities to be redeemed and the series and terms of the Debt Securities pursuant to which such redemption will occur. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

     Prior to the redemption date for any Registered Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of such Registered Securities or any portions thereof that are to be redeemed on that date. In the case of any redemption pertaining to Bearer Securities or Coupon Securities, the Company shall, no later than such redemption date, deposit with the Trustee or with a paying agent (other than the Company) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of such Bearer or Coupon Securities or any portion thereof that are to be redeemed on the redemption date.

     If fewer than all the Debt Securities of a series are to be redeemed, the Trustee shall select the Debt Securities of that series or portions thereof (in multiples of $1,000 or the minimum authorized denomination for the Debt Securities of that series, whichever is greater) to be redeemed by lot or by such other method as the Trustee considers fair and appropriate (and in such manner as complies with applicable requirements of any securities exchange on which the Debt Securities of such series are listed). In any case where more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series. The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed. If any Debt Security called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal of, premium, if any, and interest on such Debt Securities shall bear interest until paid from the redemption date at the rate borne by the Debt Securities of that series. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

     SECTION 3.04. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.03, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on such Debt Securities or portions of such Debt Securities so called for redemption shall cease to accrue, any original issue discount in the case of Original Issue Discount Securities shall cease to accrue and any Coupons for such interest appertaining to any Coupon Securities to be redeemed, except to the extent described below, shall be void. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

     If any Coupon Security surrendered for redemption shall not be accompanied by all Coupons appertaining thereto maturing on or after the applicable redemption date, the redemption price for such Coupon Security may be reduced by an amount equal to the face amount of all such missing Coupons. If thereafter the Holder of such Coupon shall surrender to any paying agent outside the United States any such missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted. The surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any paying agent harmless.

     Any Debt Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office of the Trustee or such other office or agency of the Company as is specified pursuant to Section 2.03 (in the case of Registered Securities) and at the principal London office of the Trustee or such other office or agency of the Company outside the United States as is specified pursuant to Section 2.03 (in the case of Bearer Securities) with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, and, in the case of a Coupon Security, with appropriate Coupons attached; except that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

     SECTION 3.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as an "optional sinking fund payment."

     In lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Debt Securities of that series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, however, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     SECTION 3.06. Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to this Section 3.06 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities and Coupons, if any, specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.06 and without the right to make any optional sinking fund payment, if any, with respect to such series.

     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance or any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the Redemption Price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.06. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

     The Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of
Section 3.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.03 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.04.

     At least one Business Day before such sinking Fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as it own paying agent, the Company shall segregate and hold in trust) in cash a sum in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.06.

     The Trustee shall not redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article III. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Event of Default or Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.06.


                                   ARTICLE IV

                      Particular Covenants of the Company

     SECTION 4.01. Payment of Principal of, and Premium, if any, and Interest on, Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities and pay any Coupons at the place, at the respective times and in the manner provided herein, in the Debt Securities and in the Coupons. Each installment of interest on the Debt Securities may at the Company's option be paid by mailing checks for such interest payable to the person entitled thereto pursuant to Section 2.07(a) to the address of such person as it appears on the Debt Security Register. Any interest due on Coupon Securities on or before the Stated Maturity of the related Debt Security, other than additional interest, if any, payable as provided in Section 4.06 in respect of principal of, or premium, if any, on such a Debt Security, shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature.

     Principal of, and premium, if any, and interest on Debt Securities of any series shall be considered paid on the date due if on such date the Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) all principal, premium and interest then due and, in the case of Debt Securities subordinated pursuant to the terms of Article XII, the Trustee or such paying agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. The Company will maintain in each Place of Payment for any series of Debt Securities and Coupons, if any, an office or agency where Debt Securities and Coupons of such series (but, except as otherwise provided in Section 2.12, unless such Place of Payment is located outside the United States, not Bearer Securities or Coupons) may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities and Coupons of such series and this Indenture may be served. So long as any Bearer Securities of any series remain outstanding, the Company will maintain for such purposes one or more offices or agencies outside the United States in such city or cities specified pursuant to Section 2.03 and, if any Bearer Securities are listed on a securities exchange that requires an office or agency for the payment of principal of, and premium, if any, or interest on, such Bearer Securities in a location other than the location of an office or agency specified pursuant to
Section 2.03, the Company will maintain for such purposes an office or agency in such location so long as any Bearer Securities are listed on such securities exchange and such exchange so requires. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee (in the case of Registered Securities) and at the principal London office of the Trustee (in the case of Bearer Securities), and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

     SECTION 4.03. Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder with respect to each series of Debt Securities.

     SECTION 4.04. Duties of Paying Agents, etc. (a) The Company shall cause each paying agent, if any, other than the Trustee, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04.

          (i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series and the payment of any related Coupons (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities or Coupons of such series) in trust for the benefit of the Holders of the Debt Securities and Coupons of such series;

          (ii) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Debt Securities or Coupons of such series) to make any payment of the principal of, and premium, if any, or interest on, the Debt Securities of such series or any payment on any related Coupons when the same shall be due and payable; and

          (iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by it as such agent.

     (b) If the Company shall act as its own paying agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Debt Securities and Coupons, if any, of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities and Coupons of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustee in writing of any failure by the Company to take such action or the failure by any other obligor on such Debt Securities or Coupons to make any payment of the principal of, and premium, if any, or interest on, such Debt Securities or Coupons when the same shall be due and payable.

     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustee upon the same trusts as those upon which such sums where held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

     (d) Whenever the Company shall have one or more paying agents with respect to any series of Debt Securities and Coupons, it will, on the Business Day prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     (e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 11.05.

     SECTION 4.05. Statement by Officers as to Default. The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company (currently on a calendar year basis) ending after the date hereof, an Officers' Certificate (which need not comply with the requirements of Section 13.05) stating, as to each officer signing such certificate (one of which officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), that (i) in the course of his performance of his duties as an officer of the Company he would normally have knowledge of any Default, (ii) whether or not to the best of his knowledge any Default occurred during such year and (iii) if to the best of his knowledge the Company is in Default, specifying all such Defaults and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.

     SECTION 4.06. Payment of Additional Interest. Unless otherwise provided pursuant to Section 2.03, the provisions of this Section 4.06 shall be applicable to Bearer Securities of any series.

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the Holder of any Bearer Security or Coupon that is a United States Alien such amounts as may be necessary so that every net payment on such Bearer Security or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Bearer Security or Coupon to be then due and payable. However, the Company will not be required to make any such payment of additional interest for or on account of:

          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status for United States Federal income tax purposes as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Bearer Security or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Bearer Security or Coupon;

          (e) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of a Bearer Security or Coupon if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

          (f) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns ten percent or more of the combined voting power of all classes of stock of the Company or that is a controlled foreign corporation related to the Company through stock ownership;

nor shall additional interest be paid with respect to a payment on a Bearer Security or Coupon to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Bearer Security or Coupon.

     Wherever in this Indenture there is mentioned, in any context, the payment of the principal of, or premium, if any, or interest on, any Debt Security or payment with respect to any Coupon of any series, such mention shall be deemed to include mention of the payment of additional interest provided for in the terms of such Debt Securities and this Section 4.06 to the extent that, in such context, additional interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 4.06 and express mention of the payment of additional interest (if applicable) in any provisions hereof shall not be construed as excluding additional interest in those provisions hereof where such express mention is not made.

     If the payment of additional interest becomes required in respect of the Debt Securities or Coupons of a series, at least ten days prior to the first interest payment date with respect to which such additional interest will be payable (or if the Debt Securities of that series will not bear interest prior to its Stated Maturity, the first day on which a payment of principal, and premium, if any, is made and on which such additional interest will be payable), and at least ten days prior to each date of payment of principal, and premium, if any, or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and each paying agent with an Officers' Certificate that shall specify by country the amount, if any, required to be withheld on such payments to Holders of Debt Securities or Coupons that are United States Aliens, and the Company will pay to the Trustee or such paying agent the additional interest, if any, required by the terms of such Debt Securities and this Section
4.06. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section 4.06.

     SECTION 4.07. Payment of Additional Amounts. (a) All payments made by the Company under or with respect to the Debt Securities of each series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debt Securities of any series, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of the Debt Securities of such series (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder of the Debt Securities of such series would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of the Debt Securities of such series (an "Excluded Holder") (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities of such series or the receipt of payments thereunder. The Company will also (i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Holders of the Debt Securities of such series, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Holder of the Debt Securities of such series (other than an Excluded Holder) and upon written request reimburse each such Holder of the Debt Securities of such series for the amount of (i) any Taxes so levied or imposed and paid by such Holder of the Debt Securities of such series as a result of payments made under or with respect to the Debt Securities of such series, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii), but excluding any such Taxes on such Holder's net income.

     (b) At least 30 days prior to each date on which any payment under or with respect to the Debt Securities of any series is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of the Debt Securities of such series on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Debt Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context. Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

     (c) The obligations of the Company under this Section shall survive the termination of the Indenture and the payment of all amounts with respect to the Debt Securities of each series.

     SECTION 4.08. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or to permit to exist any Lien of any nature whatsoever (other than Permitted Liens) on any of its property or assets now owned or hereafter acquired by it (including any Capital Stock or evidence of Indebtedness and including any Capital Stock or Indebtedness of the Company held by the Company or any Subsidiary) securing any Indebtedness, without contemporaneously therewith effectively securing the relevant Debt Securities equally and ratably with (or prior to) such Indebtedness for so long as such Indebtedness is so secured, unless, after giving effect to such Lien, the aggregate amount of all Indebtedness secured by such Liens (other than Permitted Liens) on property or assets of the Company and the Restricted Subsidiaries, plus all Attributable Indebtedness of the Company and the Restricted Subsidiaries with respect to Sale/Leaseback Transactions permitted as described in Section 4.09 of this Indenture, does not exceed 10% of Consolidated Net Worth.

     SECTION 4.09. Limitation on Sale/Leaseback Transaction. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale/Leaseback Transaction, unless, after giving effect thereto, the aggregate amount of all Attributable Indebtedness with respect to all such Sale/Leaseback Transactions, plus all Indebtedness secured by Liens to which Section 4.08 is applicable, does not exceed 10% of Consolidated Net Worth. However, the provisions in this Section 4.09 shall not apply to, and there shall be excluded from Attributable Indebtedness in any computation in this Section 4.09 and in
Section 4.08, Attributable Indebtedness with respect to a Sale/Leaseback Transaction if: (1) the lease in such Sale/Leaseback Transaction is for a period, including renewal rights, of three years or less; (2) the Company or a Restricted Subsidiary, within one year (or, in the event the net proceeds of the sale of the property leased pursuant to such Sale/Leaseback Transaction exceeds $75 million, within two years) after such Sale/Leaseback Transaction, applies an amount not less than the greater of the net proceeds of the sale of the property leased pursuant to such Sale/Leaseback Transaction or the fair market value of such property (as determined in good faith by the Board of Directors) to either the retirement of Funded Indebtedness of the Company or a Restricted Subsidiary or the purchase by the Company or a Restricted Subsidiary of other property having a fair market value (as determined in good faith by the Board of Directors) at least equal to the fair market value of the property so leased in such Sale/Leaseback Transaction; or (3) such Sale/Leaseback Transaction is entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     SECTION 4.10. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Restricted Subsidiary and, if a Restricted Subsidiary is not wholly owned, to the other shareholders on a pro rata basis), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company or (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement being herein referred to as a

"Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom); or

          (2) after giving effect to such Restricted Payment, Consolidated Net Worth would be less than $850,000,000.

     (b) The provisions of Section 4.10(a) shall not prohibit:

          (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan or other trust established by the Company or any of the Subsidiaries for the benefit of their employees except to the extent that such employees make cash contributions with respect to the purchase of such Capital Stock);

          (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that (1) the principal amount of the Subordinated Obligations so issued shall not exceed the principal amount of the Subordinated Obligations so purchased or redeemed, (2) the Subordinated Obligations so issued (a) shall not mature prior to the Stated Maturity of the Subordinated Obligations so purchased or redeemed and (b) shall have an Average Life equal to or greater than the remaining Average Life of the Subordinated Obligations so purchased or redeemed and (3) the Subordinated Obligations so issued shall be subordinated to the Debt Securities to at least the same extent as the Subordinated Obligations so purchased or redeemed; and

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom).

     SECTION 4.11. Additional Guarantees. The Company shall not permit any Restricted Subsidiary to Incur any Indebtedness unless, at the time of such Incurrence such Restricted Subsidiary has Guaranteed all the obligations of the Company with respect to the Debt Securities pursuant to the terms of the Indenture, such Guarantee to be in the form provided for in Exhibit B to this Indenture. The foregoing shall not apply to (1) any Indebtedness Incurred by a Restricted Subsidiary to finance its working capital requirements; provided, however, that the aggregate amount of such Indebtedness Incurred by all Restricted Subsidiaries and outstanding at any time shall not exceed $25,000,000; (2) any Indebtedness secured by (a) Permitted Liens or (b) Liens to which the exception in section 4.08 is applicable; provided, however, that the aggregate amount of all such Indebtedness and all Indebtedness of the Company secured by such Liens (other than Permitted Liens), plus all Attributable Indebtedness of the Company and the Restricted Subsidiaries with respect to Sale/Leaseback Transactions permitted under Section 4.09, does not exceed 10% of Consolidated Net Worth; (3) any Attributable Indebtedness (a) with respect to a Sale/Leaseback Transaction which is permitted under Section 4.09 or (b) to which the provisions under
Section 4.09 are not applicable; and (4) any Indebtedness owed to and held by the Company or another Restricted Subsidiary; provided, however, that any subsequent transfer of any such Indebtedness or any subsequent transfer of any Capital Stock of such Restricted Subsidiary, or any other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness at such time. Subject to
Section 11.02(b), no Guarantor shall be released from its Guarantee provided pursuant to this Section or Section 10.02(a) unless (i) such Guarantor ceases to be a Restricted Subsidiary or (ii) such Guarantor has been discharged from all its obligations with respect to all Indebtedness Incurred by such Guarantor (other than such Guarantee and Indebtedness described in clause (4) in the immediately preceding sentence) and such Guarantor has not had any Indebtedness (other than such Guarantee and Indebtedness described in clause (4) in the immediately preceding sentence) outstanding for a period of 91 days.

     SECTION 4.12. Limitations with Respect to Unrestricted Subsidiaries. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Unrestricted Subsidiary (an "Unrestricted Subsidiary Transaction") on terms (i) that are less favorable in sum to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a person other than an Unrestricted Subsidiary or (ii) that, in the event such Unrestricted Subsidiary Transaction involves an aggregate amount in excess of $25,000,000, are not in writing and have not been approved by a majority of the members of the Board of Directors. The foregoing shall not prohibit any Investment by the Company or any Restricted Subsidiary in any Unrestricted Subsidiary.

     (b) The Company shall not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Indebtedness; provided, however, that in the event any such Indebtedness ceases for any reason to constitute Non-Recourse Indebtedness, such Subsidiary shall be deemed to have Incurred such Indebtedness at such time.

     (c) The Company shall not, and shall not permit any Restricted Subsidiary to, directly, or indirectly transfer to any Unrestricted Subsidiary, any property or assets owned by the Company or any Restricted Subsidiary on the date of this Indenture (i) on terms that are less favorable in sum to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transfer in arm's-length dealings with a person other than an Unrestricted Subsidiary or (ii) unless the aggregate price for such property or assets under such transfer, plus the aggregate prices for any other such property or assets under any other such transfers completed during the twelve-month period immediately preceding such transfer, does not exceed $25,000,000.

     SECTION 4.13. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.08, 4.09, 4.10, 4.11 and 4.12, with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Debt Securities of such series shall either waive in writing such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 4.14. Calculation of Original Issue Discount. In the event that there has accrued with respect to any Outstanding Original Issue Discount Debt Securities any original issue discount, the Company shall file with the Trustee before the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Original Issue Discount Debt Securities as of the end of such year.

    SECTION 4.15. Further Instruments and Acts. The Company will upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out the purposes of this Indenture.

                                   ARTICLE V

                           Holders' Lists and Reports
                         by the Company and the Trustee

     SECTION 5.01. Company to Furnish Trustee Information as to Names and Addresses of Holders; Preservation of Information. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Registered Securities of each series:

          (a) not more than 15 days after each record date with respect to the payment of interest, if any, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of such record date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be Registrar, such lists shall not be required to be furnished.

     The Company shall also be required to furnish to the Trustee at all such times set forth above all information in the possession or control of the Company or any of its paying agents other than the Trustee as to the names and addresses of the Bearer Holders of all series; provided, however, that neither the Company nor the Trustee shall have any obligation to investigate any matter relating to any Bearer Holders.

     The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (1) contained in the most recent list furnished to it as provided in this Section
5.01 or (2) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

     The Trustee may destroy any list furnished to it as provided in this
Section 5.01 upon receipt of a new list so furnished.

     SECTION 5.02. Communications to Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debt Securities. The

Company, the Trustee, the Registrar and anyone else shall have the protection of
Section 312(c) of the Trust Indenture Act.

     SECTION 5.03 Reports by Company, (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the United States Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act with respect to a Canadian issuer in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the United States Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 5.04. Reports by Trustee. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

     Reports pursuant to this Section 5.04 shall be transmitted by mail:

          (1) to all Registered Holders, as the names and addresses of such Holders appear in the Debt Security Register;

          (2) to such Bearer Holders of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

          (3) except in the case of reports under Section 313(b)(2) of the Trust Indenture Act, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.01.

     A copy of each report at the time of its mailing to Holders shall be filed with the United States Securities and Exchange Commission and each securities exchange (if any) on which the Debt Securities of any series are listed. The Company agrees to notify promptly the Trustee whenever the Debt Securities of any series become listed on any securities exchange and of any delisting thereof.

                                   ARTICLE VI

            Remedies of the Trustee and Holders in Event of Default

     SECTION 6.01. Events of Default. An "Event Of Default" with respect to each series of Debt Securities occurs if:

          (a) the Company defaults in any payment of interest on any Debt Securities of that series (including any Additional Amount) when the same becomes due and payable, and such default continues for a period of 30 days;

          (b) the Company defaults in the payment of the principal of the Debt Securities of that series when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise;

          (c) the Company or a Guarantor fails to comply with Section 10.01 or 10.02;

          (d) the Company or any Restricted Subsidiary fails to comply with
     Section 4.08, 4.09, 4.10, 4.11 or 4.12, in each case if applicable to that series of

     Debt Securities, and such failure continues for 60 days after the notice specified below;

          (e) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Debt Securities of that series or this Indenture (other than those referred to in (a), (b), (c) or (d) above or (j) below or a failure to comply with any of its obligations under its covenants or agreements that are specifically for the benefit of one or more series of Debt Securities other than that series of Debt Securities) and such failure continues for 60 days after the notice specified below;

          (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period and is accelerated by the holders thereof, or is accelerated by the holders thereof because of a default, and the total amount of such Indebtedness unpaid, or due and payable, and accelerated exceeds $10,000,000;

          (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

               (1) commences a voluntary case;

               (2) consents to the entry of an order for relief against it in an involuntary case;

               (3) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (4) makes a general assignment for the benefit to insolvency;

     or takes any comparable action under any foreign laws relating to insolvency;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Company or any Significant Subsidiary in an involuntary case;

               (2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (3) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (i) any Guarantee of the Debt Securities by any Guarantor shall, at any time, cease to be in full force and effect for any reason other than the satisfaction in full of all obligations hereunder and discharge of this Indenture and other than as a result of the release of such Guarantee in accordance with the terms of such Guarantee or this Indenture or shall be declared invalid or unenforceable by a court of competent jurisdiction or governmental authority; or if the Company or any Restricted Subsidiary shall assert, in any pleading in a court of competent jurisdiction, that any Guarantee of the Debt Securities is invalid or unenforceable; or

          (j) any other Event of Default provided with respect to the Debt Securities of that series.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (d) or (e) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the applicable Debt Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (d) or (e), its status and what action the Company is taking or proposes to take with respect thereto.

     The Trustee shall be under no obligation to ascertain whether an Event of Default has occurred (other than an Event of Default under clause (a) or (b)) and shall not be deemed to have knowledge of any such Event of Default unless the Trustee receives written notice thereof pursuant to the preceding paragraph or from any other source. The Trustee may conclusively assume, in the absence of such written notice to be contrary, that no Event of Default has occurred (other than an Event of Default under clause (a) or (b)).

     Notwithstanding the foregoing provision of this Section 6.01, if the principal of, premium, if any, or interest on any Debt Security is payable in a Foreign Currency and such Foreign Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a "Conversion Event"), the Company will be entitled to satisfy its obligations to Holders of the Debt Securities by making such payment in Dollars in an amount equal to the Dollar Equivalent of the amount payable in such Foreign Currency. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in Dollars where the required payment is in a Foreign Currency will not constitute an Event of Default under this Indenture.

     Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in
Section 13.03 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 13.03 to the Holders, setting forth the applicable Dollar Equivalent and describing the calculation of such payments.

     SECTION 6.02. Acceleration. If an Event of Default with respect to a series of Securities (other than an Event of Default specified in Section 6.01(g) (with respect to the Company) or (h) (with respect to the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Debt Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) (with respect to the Company) or (h) (with respect to the Company) occurs, and is not cured within the time period permitted, the principal of and interest on all the Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Outstanding Debt Securities of a series by notice to the Trustee may rescind an acceleration with respect to such series of Debt Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debt Securities of such series or to enforce the performance of any provision of the Debt Securities of such series or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debt Security of such series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Debt Securities of a series by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on the Debt Securities of such series or (ii) a Default in respect of a provision that under Section
9.02 cannot be amended without the consent of each Debt Securityholder of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Debt Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liability and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. A Holder of a Debt Security or Coupon may not pursue any remedy with respect to this Indenture or the Debt Securities of a series unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Outstanding Debt Securities of such series do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder of a Debt Security or Coupon may not use this Indenture to prejudice the rights of another Holder of a Debt Security or Coupon or to obtain a preference or priority over another Holder of a Debt Security or Coupon.

     SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Debt Securities of a series held by such Holder, on or after the respective due dates expressed in the Debt Securities of such series, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Debt

Securities allowed in any judicial proceedings relating to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

     FIRST: to the Trustee for amounts due under Section 7.06;

     SECOND: to Holders of Debt Securities of a series for amounts due and unpaid on the Debt Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debt Securities of such series for principal and interest, respectively; and

     THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders of Debt Securities of such series pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder of a Debt Security of such series and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Outstanding Debt Securities of a series.

     SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                             Concerning the Trustee

     SECTION 7.01. Certain Duties and Responsibilities. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be constructed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (a) this subsection shall not be constructed to limit the effect of the first paragraph of this Section 7.01;

          (b) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

               (1) the duties and obligations of the Trustee with respect to Debt Securities and Coupons, if any, of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; but the Trustee shall not examine the evidence furnished to it pursuant to Section
          5.03 to determine whether or not such evidence conforms to the requirement of this Indenture;

          (c) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

     None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such finds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 7.02. Certain Rights of Trustee. Except as otherwise provided in
Section 7.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities or Coupons of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities of a series affected by such matter; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

          (h) if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled, but not required, to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon.

     SECTION 7.03. Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein, in the Debt Securities (except the Trustee's certificate of authentication) and in any Coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or Coupons, if any, of any series, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder and that the statements made by it or to be made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

     SECTION 7.04. Trustee, Paying Agent or Registrar May Own Debt Securities. The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities or Coupons and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

     SECTION 7.05. Moneys Received by Trustee to Be Held in Trust. Subject to the provisions of Section 11.05, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon a Company Order.

     SECTION 7.06 Compensation and Reimbursement. The Company covenants and agrees to pay in Dollars to the Trustee such compensation as the Company and the Trustee shall form time to time agree in writing for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and except as otherwise expressly provided herein, the Company will pay or reimburse in Dollars the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advances as may arise form its negligence, wilful misconduct or bad faith. The Company also covenants to indemnify in Dollars each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense, including taxes (other that taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, wilful misconduct or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs and expenses of enforcing this Indenture against the Company defending itself against any claim of liability (whether asserted by a Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this
Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. The Company and the Holders agree that such additional indebtedness shall be secured by a Lien prior to that of the Debt Securities and Coupons, if any, upon all properly and funds held or collected by the Trustee, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities and Coupons. The Trustee's right to receive payment of any amounts due under this Section 7.06 shall not be subordinated and any other indebtedness or liability of the Company (even though the Debt Securities may be so subordinated).

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

     SECTION 7.07 Right of Trustee to Rely on an Officers' Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 7.08. Separate Trustee; Replacement of Trustee. The Company may, but need not, appoint a separate Trustee for any one or more series of Debt Securities. The Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving notice to the Company. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustee for such series and only such series by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

     If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Outstanding Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

     If the Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

     In the case of the appointment hereunder of a separate or successor trustee with respect to the Debt Securities of one or more series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Debt Securities so authenticated; and in case a that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities or Coupons, if any, of a particular series or person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee upon the Debt Securities and Coupons of such series. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

     SECTION 7.12. Compliance with Tax Laws. The Trustee hereby agrees to comply with all United States Federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Debt Securities, whether acting as Trustee, Registrar, paying agent or otherwise with respect to the Debt Securities.



                                  ARTICLE VIII

                             Concerning the Holders

     SECTION 8.01. Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 5.02 or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

     SECTION 8.02. Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Sections 7.01, 7.02 and 13.11, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with the provisions of this Article VIII.

     The ownership of Registered Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series.

     The ownership of Bearer Securities shall be proved by production of such Bearer Securities or by a certificate executed by any bank or trust company, which certificate shall be dated and shall state on the date thereof a Bearer Security bearing a specified identifying number or other mark was deposited with or exhibited to the person executing such certificate by the person named in such certificate, or by any other proof of possession reasonably satisfactory to the Trustee. The holding by the person named in any such certificate of any Bearer Security specified therein shall be presumed to continue for a period of one year unless at the time of determination of such holding (1) another certificate bearing a later date issued in respect of the same Bearer Security shall be produced, (2) such Bearer Security shall be produced by some other person, (3) such Bearer Security shall have been registered on the Debt Security Register, if, pursuant to Section 2.03, such Bearer Security can be so registered or (4) such Bearer Security shall have been canceled or paid.

     The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

     SECTION 8.03. Who May Be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Registered Security, the Company, the Trustee, any paying agent and any Registrar may deem and treat the person in whose name any Registered Security shall be registered upon the books of the Company as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Registered Security and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Registered Security.

     The Company, the Trustee and any paying agent may deem and treat the Holder of any Bearer Security or Coupon as the absolute owner of such Bearer Security or Coupon (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.03) interest on such Bearer Security or Coupon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bearer Security or Coupon.

     None of the Company, the Trustee, any paying agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 8.04 Instruments Executed by Holders Bind Future Holders; Record Dates. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action and subject to the following paragraph, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and all past, present and future Holders of Coupons, if any, appertaining thereto, and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities or Coupons. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the

Company, the Trustee and the Holders of all the Debt Securities and Coupons of such series.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Registered Securities of any series entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders of Registered Securities at the close of business on such record date (or their duly designated proxies), and only those persons, (i) shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders of Registered Securities after such record date and (ii) shall be taken into account for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the Holders of the percentage in aggregate principal amount of the Debt Securities of such series specified in this Indenture shall have been received within such 120-day period.


                                   ARTICLE IX


                            Supplemental Indentures



     SECTION 9.01 Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

          (a) to evidence the succession pursuant to Article X of another person to the Company or a Guarantor, or successive successions, and the assumption by the Successor Company or the successor Guarantor, as the case may be, of the covenants, agreements and obligations of the Company or such Guarantor in this Indenture and in the Debt Securities, in the case of the Company, or Guarantee Agreement, in the case of the Guarantor;

          (b) to surrender any right or power herein conferred upon the Company, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Outstanding Debt Securities to waive such default;

          (c) to cure any ambiguity or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series;

          (d) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series in any material respect;

          (e) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

          (f) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of, or premium, if any, on, Registered Securities or of principal of, or premium, if any, or interest on, Bearer Securities or to permit Registered Securities to be exchanged for Bearer

     Securities; provided, however, that any such action shall not adversely affect the interests of the Holders of Debt Securities or any Coupons of any series in any material respect;

          (g) in the case of any series of Debt Securities and Coupons, if any, appertaining thereto subordinated pursuant to Article XII, to make any change in Article XII that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under
     Article XII;

          (h) to add Guarantees with respect to all or any series of the Debt Securities or to secure all or any series of the Debt Securities;

          (i) to make any change that does not adversely affect the rights of any Holder in any material respect;

          (j) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 9.01 shall (i) neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) become effective only when there is no such Debt Security Outstanding;

          (k) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate the defeasance or discharge of any series of the Debt Securities that does not adversely affect the rights of any of the Holders of the Debt Securities in any material respect;

          (l) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; and

          (m) to establish the form or term of Debt Securities and Coupons, if any, of any series as permitted by Sections 2.01 and 2.03.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental Indenture which materially adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental Indenture authorized by the provisions of this Section
9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities or Coupons, if any, appertaining thereto at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

     In the case of Debt Securities or Coupons, if any, appertaining thereto subordinated pursuant to Article XII, an amendment under this Section 9.01 may not make any change in Article XII or the defined terms used therein that adversely affects the rights under Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     SECTION 9.02. Modification of Indenture with Consent of Holders of Debt Securities. Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture, the Company, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, however, that no such supplemental Indenture, without the consent of the Holders of each Outstanding Debt Security of a series so affected, shall (i) reduce the percentage in principal amount of Debt Securities of such series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Debt Security or Coupon of such series or reduce the amount of any payment to be made with respect to any Coupon of such series;
(iii) reduce the principal of or extend the Stated Maturity of any Debt Security of such series; (iv) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security of such series may or shall be redeemed in accordance with

Article III; (v) make any Debt Security or Coupon of such series payable in Currency other than that stated in the Debt Security of such series; (vi) in the case of any Debt Security or Coupons of such series, if any, appertaining thereto subordinated pursuant to Article XII, make any change in Article XII or the defined terms used therein that adversely affects the rights of any Holder under Article XII; (vii) release any security that may have been granted in respect of the Debt Securities of such series; (viii) make any change in
Section 6.06 or this Section 9.02; (ix) limit the obligation of the Company to pay additional interest pursuant to Section 4.06; (x) make any change to the provisions of Section 4.07 that adversely affects the rights of any Holder of the Debt Securities of such series, (xi) impair the rights of any Holder of the Debt Securities of such series to receive payment of principal of and interest on such Holder's Debt Securities of such series (including any Additional Amount) on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debt Securities of such series, (xii) make any change in the Guarantee of the Debt Securities of such series by any Guarantor that would adversely affect any Holder of the Debt Securities of such series or (xiii) limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 4.02 or limit the obligation of the Company to redeem a Bearer Security as provided in Section 3.02(b).

     A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities and Coupons, if any, of any other series.

     Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     In the case of any Debt Securities or Coupons, if any, appertaining thereto, subordinated pursuant to Article XII, an amendment under this Section
9.02 may not make any change in Article XII or the defined terms used therein that adversely affects the rights under Article XII of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     SECTION 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     The Trustee, subject to the provisions of Sections 7.01 and 7.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article IX.

     SECTION 9.04. Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities and Coupons, if any, of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental Indenture. New Debt Securities and Coupons of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Trustee and made available for delivery in exchange for the Debt Securities and Coupons of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security or Coupon of such series shall not affect the validity of such amendment.

                                   ARTICLE X

                       Successor Company and Subsidiaries

     SECTION 10.01. When Company May Merge or Transfer Assets. The Company shall not amalgamate or consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any person, unless:

          (a) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, any State thereof or the District of Columbia and such person shall expressly assume by a supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under this Indenture and the Debt Securities;

          (b) immediately after giving effect to such transaction or transactions, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may rely on such Officers' Certificate as to matters of fact), each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental Indenture (if any) comply with this Indenture.

The resulting, surviving or transferee person shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture relating to the Debt Securities, but the predecessor Company, in the case of a conveyance, transfer or lease, shall not be released from the obligation to pay the principal of and interest on the Debt Securities.

     SECTION 10.02. When Restricted Subsidiaries That are Guarantors May Merge or Transfer Assets. The Company shall not permit any Restricted Subsidiary that is a Guarantor to amalgamate or consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any person unless:

          (a) the resulting, surviving or transferee person (if not such Guarantor) shall be a person organized and existing under the laws of the jurisdiction under which such Guarantor or its parent corporation was organized or under the federal laws of Canada or the laws of any province thereof or the laws of the United States of America, or any State thereof or the District of Columbia and such person shall expressly assume by a supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee unless such resulting surviving or transferee person has been released from such Guarantee in accordance with the terms of this Indenture or of such Guarantee as set forth in Exhibit B to this Indenture;

          (b) immediately after giving effect to such transaction or transactions, no Default shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (who may rely on such Officers' Certificate as to matters of fact), each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental Indenture (if any) comply with this Indenture.

                                   ARTICLE XI

     Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys

     SECTION 11.01. Applicability of Article. If, pursuant to Section 2.03, provision is made for the defeasance of Debt Securities of a series and if the Debt Securities of such series are Registered Securities and denominated and payable only in Dollars (except as provided pursuant to Section 2.03), then the provisions of this Article XI relating to defeasance of Debt Securities shall be applicable except as otherwise specified pursuant to Section 2.03 for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in a Foreign Currency or for Bearer Securities may be specified pursuant to Section 2.03.


     SECTION 11.02 Satisfaction and Discharge of Indenture; Defeasance. (a) If at any time (i) the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than (1) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant redemption date, surrender of which has been waived, (2) any Debt Securities and Coupons of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and (3) Debt Securities and Coupons for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.5) or (ii) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within 45 days or are to be called for redemption within 45 days under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee as trust funds the entire amount in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 2.03) sufficient to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principle of, and premium, if any, and interest on, such Debt Securities) with respect to the Debt Securities of such series, and the Trustee, on demand of the Company accompanied by the Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

     (b) Subject to Sections 11.02(c), 11.03 and 11.07, the Company at any time may terminate, with respect to Debt Securities of a particular series, (i) all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series ("legal defeasance option") or
(ii) its obligations with respect to the Debt Securities of such series under
Section 4.08, 4.09, 4.10, 4.11 and 4.12, the operation  of Sections 6.01(e),
(f), (g) (with respect to Significant Subsidiaries only), (h) (with respect to Significant Subsidiaries only), (i) and (j) and the limitations in Sections 10.01(b) and 10.02 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(c) (with respect to Guarantors only), (d), (e), (f), (g) (with respect to Significant Subsidiaries only), (h) (with respect to Significant Subsidiaries only), (i) and (j) or because of the failure of the Company to comply with Section 10.01(b) or Section 10.02 (except to the extent covenants or agreements referenced in such Sections remain applicable).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates and, in the event of the exercise by the Company of either its legal defeasance option or its covenant defeasance option, the Trustee shall release each Guarantor from its Guarantee with respect to the Debt Securities of the defeased series.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 11.05, 11.06 and 11.07
shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Company's obligations in Sections 7.06, 11.05 and
11.06 shall survive.

     SECTION 11.03. Conditions of Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the full payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such time and in such amounts as will be sufficient to pay the principal, premium (if any) and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

          (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

          (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the deposit does not constitute a default under any other agreement binding on the Company and, if the Debt Securities of such series are subordinated pursuant to Article XII, is not prohibited by
     Article XII;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the United States Investment Company Act of 1940, as amended;

          (7) in the event of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (8) in the event of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XI have been complied with.

          (10) the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that (A) the Holders of the Debt Securities of such series will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as result of such legal defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal and provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred, and (B) payments out of the trust fund described in (1) will be free and exempt from any and all withholding and other income taxes of whatever nature of Canada or any province thereof or political subdivision thereof or therein having power to tax

     (other than any municipality or similar political subdivision), except in the case of a payment made to a Holder of the Debt Securities of such series (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment or (ii) which is subject to such taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities of such series or the receipt of payments thereunder.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Debt Securities of such series at a future date in accordance with Article III.

     SECTION 11.04. Application of Trust Money. Subject to the provisions of
Section 7.05, the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities and Coupons, if any, of the defeased series. In the event the Debt Securities and Coupons, if any, of the defeased series are subordinated pursuant to Article XII, money and securities so held in trust are not subject to Article XII.

     SECTION 11.05. Repayment to Company. Trustee and any paying agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium (if any) or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

     SECTION 11.06. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 11.07. Reinstatement. If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article; provided, however, that, if the Company has made any payment of interest on or principal of the Debt Securities of a defeased series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities of such series to receive such payment from the money or U.S. Government Obligations held by the Trustee or any paying agent.


                                  ARTICLE XII

                        SUBORDINATION OF DEBT SECURITIES

     SECTION 12.01. Applicability of Article; Agreement To Subordinate. The provisions of this Article XII shall be applicable to the Debt Securities of any series (Debt Securities of such series referred to in this Article XII as "Subordinated Debt Securities") designated, pursuant to Section 2.03, as subordinated to Senior Indebtedness. Each Holder by accepting a Subordinated Debt Security agrees that the Indebtedness evidenced by such Subordinated Debt Security is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. All provisions of this Article XII shall be subject to Section 12.12.

     SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness (including interest (if any), accruing on or after the commencement of a proceeding in bankruptcy, whether or not allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Subordinated Debt Securities shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Subordinated Debt Securities; and

          (2) until the Senior Indebtedness is paid in full, any distribution to which Holders of Subordinated Debt Securities would be entitled but for this

     Article XII shall be made to holders of Senior Indebtedness as their interests may appear, except that such Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities.

     SECTION 12.03. Default on Senior Indebtedness. The Company may not pay the principal of, or premium, if any, or interest on, the Subordinated Debt Securities or make any deposit pursuant to Article XI and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.05, by the delivery of Subordinated Debt Securities by the Company to the Trustee pursuant to the first paragraph of Section 3.06) any Debt Securities (collectively, "pay the Subordinated Debt Securities") if (i) any principal, premium (if any) or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been pain in full in cash. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the person or persons who gave such Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designed Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period.

     SECTION 12.04. Acceleration of Payment of Debt Securities. If payment of the Subordinated Debt Securities is accelerated because of an Event of

Default, the Company or the Trustee, at the direction of the Company, shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

     SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Holders of Subordinated Debt Securities that because of this Article XII should not have been made to them, the Holders who receive such distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     SECTION 12.06. Subrogation. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders thereof shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article XII to holders of Senior Indebtedness which otherwise would have been made to Holders of Subordinated Debt Securities is not, as between the Company and such Holders, a payment by the Company on Senior Indebtedness.

     SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Holders of Subordinated Debt Securities and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders of either Subordinated Debt Securities or other Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, and premium, if any, and interest on, the Subordinated Debt Securities and the Debt Securities in accordance with their terms; or

          (2) prevent the Trustee or any Holder of either Subordinated Debt Securities or other Debt Securities from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders of Subordinated Debt Securities.

     SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Subordinated Debt Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 12.09. Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debt Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this
Article XII or any other provision of this Indenture, the Trustee or any paying agent may continue to make payments on Subordinated Debt Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. The Company, the Registrar, any paying agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

     SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

     SECTION 12.11. Article XII Not to Prevent Defaults or Limit Right to Accelerate. The failure to make a payment pursuant to the Subordinated Debt Securities by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of either the Subordinated Debt Securities or the other Debt Securities, as the case may be.

     SECTION 12.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article XI by the Trustee for the payment of principal of, and premium, if any , and interest on, the Subordinated Debt Securities or the other Debt Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article XII, and none of the Holders thereof shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     SECTION 12.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to the Trustee or to such Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

     SECTION 12.14. Trustee to Effectuate Subordination. Each Holder by accepting a Subordinated Debt Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Subordinated Debt Securities and the holders of Senior Indebtedness as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 12.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Subordinated Debt Securities or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION 12.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Subordinated Debt Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Debt Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                  ARTICLE XIII


                            Miscellaneous Provisions


     SECTION 13.01. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

     SECTION 13.02. Acts of Board, Committee or Officer of Successor Company Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any successor company.

     SECTION 13.03. Required Notices or Demands. Except as otherwise expressly provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) as follows:
Methanex Corporation, 1800 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3M1, Attention: Vice President Finance. Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Company or by any Holder to or upon the Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in the United States addressed to the Corporate Trust Office of the Trustee initially at United States Trust Company of New York, 114 West 47th Street, 15th Floor, New York, NY 10036, Attention: Indenture, dated as of July 20, 1995--Methanex Corporation. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice required or permitted to a Registered Holder by the Company or the Trustee pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register. Any report pursuant to Section 313 of the Trust Indenture Act shall be transmitted in compliance with subsection (c) therein.

     Any notice required or permitted to a Bearer Holder by the Company or the Trustee pursuant to this Indenture shall be deemed to be properly given if published on two separate Business Days in an Authorized Newspaper or Newspapers in such Place or Places of Payment specified pursuant to Section 2.03, the first such publication to be not earlier than the earliest date and not later than two Business Days prior to the latest date prescribed for the giving of such notice. Notwithstanding the foregoing, any notice to Holders of Debt Securities with a floating rate of interest regarding the determination of such periodic rate of interest, if such notice is required pursuant to Section 2.03, shall be sufficiently given if given in the manner specified pursuant to Section 2.03.

     In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

     In the event of suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to give notice by publication, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

     Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presume duly given.

     SECTION 13.04. Indenture and Debt Securities to Be Construed in Accordance with the Laws of the State of New York. THIS INDENTURE, EACH DEBT SECURITY AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     SECTION 13.05. Officers' Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall included (1) a statement that the person making such certificate or opinion has read such covenant or condition, (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 13.06. Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a Business Day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

     SECTION 13.07. Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such required provision shall control.

     SECTION 13.08. Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03.

     SECTION 13.09. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and any paying agent may make reasonable rules for their functions.

     SECTION 13.10. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture or the Debt Securities that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.

     The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Debt Securities in any federal or state court in the State of New York, Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referred documents, to the extent permitted by law.

     SECTION 13.11. No Recourse Against Others. An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debt Securities, the Coupons or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security or Coupon, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities and Coupons.

     SECTION 13.12. Severability. In case any provision in this Indenture, the Debt Securities or the Coupons shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.13. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 13.14. Indenture May Be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of this 15th day of August, 1995.


                                           METHANEX CORPORATION

                                           by /s/ Terence W. Duncan
                                              ---------------------------------
                                              Name:  Terence W. Duncan
                                              Title: Vice President Finance and
                                                     Chief Financial Officer


                                           UNITED STATES TRUST COMPANY
                                           OF NEW YORK, as Trustee,


                                           by /s/ Christine C. Collins
                                              ---------------------------------
                                              Name:  Christine C. Collins
                                              Title: Assistant Vice President

                                                                       EXHIBIT A

                          [FORM OF FACE DEBT SECURITY]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEWS YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Number [ o ]                                                         U.S.$ [ o ]

                      [ o ] % Debt Security Due 200 [ o ]

     METHANEX CORPORATION, a Canadian corporation, promises to pay to [ o ]
             or registered assigns, the principal sum
of [ o ]                   Dollars on [ o ], 200 [ o ].

                                                                CUSIP [ o ]

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

     Interest Payment Dates: [ o ] and [ o ].

     Record Dates: [ o ] and [ o ].

     Additional provisions of this Debt Security are set forth on the other side of this Debt Security.


Dated:

                                        METHANEX CORPORATION,

                                        by



                                        ____________________________________
                                                Corporate Secretary



                                        ____________________________________
                                               Vice President Finance

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES TRUST COMPANY
OF NEW YORK,

as Trustee, certifies                                                     [Seal]
that this is one of
the Debt Securities referred
to in the Indenture.

By:

______________________________________
     Authorized Signatory

                    [FORM OF REVERSE SIDE OF DEBT SECURITY]

                              METHANEX CORPORATION

                        [ o ]% Debt Security Due 200[ o ]

1.   Interest

     Methanex Corporation, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Debt Security at the rate per annum shown above. The Company will pay interest semiannually on [ o ] and [ o ] of each year. Interest on the Debt Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [ o ], 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Debt Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   Method of Payment

     The Company will pay interest on the Debt Securities (except defaulted interest) to the persons who are registered holders of Debt Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Debt Securities are cancelled after the record date and on or before such interest payment date. Holders must surrender Debt Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Debt Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account of The Depository Trust Company as specified by The Depository Trust Company. The Company will make all payments in respect of the Definitive Securities (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof.

3. Paying Agent and Registrar

     Initially, United States Trust Company of New York, a New York corporation authorized to do a banking business ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

     The Company issued the Debt Securities under an Indenture dated as of July 20, 1995 ("Indenture"), between the Company and the Trustee. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. secs. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debt Securities are subject to all such terms, and Debt Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Debt Securities are general unsecured obligations of the Company unlimited in amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on the creation of Liens by the Company and the Subsidiaries, sale and leaseback transactions, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, transactions with respect to Unrestricted Subsidiaries, and the ability of the Company or a Restricted Subsidiary that is a Guarantor to merge with or into another entity. The limitations are subject to a number of important qualifications and exceptions.

5. Optional Redemption

     The Debt Securities may not be redeemed prior to maturity at the option of the Company.

6. Special Tax Redemption

     If, as a result of any change in, or amendment to, the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after [o], 1995 the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Debt Securities, any Additional Amounts in accordance with Section 4.07 of the Indenture, then the Company may, at its option, redeem the Debt Securities, as a whole but not in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (if any) to the redemption date; provided that the Company shall have determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, not including substitution of the obligor under the Debt Securities.

7.   Notice of Redemption.

     Notice of redemption will be mailed not less than 30 days but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at his registered address. Debt Securities in denominations larger than U.S.$1,000 may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest (if any) on all Debt Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Debt Securities (or such portions thereof) called for redemption.

8.   Denominations; Transfer; Exchange.

     The Debt Securities are in registered form without coupons in denominations of U.S.$1,000 and whole multiples of U.S.$1,000. A Holder may transfer or exchange Debt Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debt Securities selected for redemption (except, in the case of a Debt Security to be redeemed in part, the portion of the Debt Security not to be redeemed) or any Debt Securities for a period of 15 days before a selection of Debt Securities to be redeemed or 15 days before an interest payment date.

9.   Persons Deemed Owners.

     The registered holder of this Debt Security may be treated as the owner of it for all purposes.

10. Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11. Defeasance.

     Subject to certain conditions, the Company at any time may terminate some or all of its and each Guarantor's obligations under the Debt Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debt Securities to redemption or maturity, as the case may be.

12. Amendment, Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debt Securities may be amended with respect to the Debt Securities of a series with the consent of the Holders of at least a majority in principal amount outstanding of the Debt Securities of such series and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Debt Securities of such series. Subject to certain exceptions set forth in the Indenture, without the consent of any Debt Securityholder, the Company and the Trustee may amend the Indenture or the Debt Securities of a series to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 10 of the Indenture, or to provide for uncertificated Debt Securities of such series in addition to or in place of certificated Debt Securities of such series, or to add guarantees with respect to the Debt Securities of such series or to secure the Debt Securities of such series, or to add additional covenants or to surrender rights and powers conferred on the Company or the Subsidiaries, or to comply with any requirement of the United States Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act, or to make any change that does not adversely affect the rights of any Debt Securityholder of such series in any material respect.

13. Defaults and Remedies.

     Under the Indenture, Events of Default with respect to a series of Debt Securities include (i) default for 30 days in payment of interest on the Debt Securities of such series (including any Additional Amounts when due); (ii) default in payment of principal on the Debt Securities of such series at maturity, upon redemption, upon declaration or otherwise, or failure by the Company to redeem or purchase Debt Securities of such series when required pursuant to the Indenture or the Debt Securities of such series; (iii) failure by the Company or a Restricted Subsidiary to comply with other agreements in the Indenture or the Debt Securities of such series, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or a Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds U.S.$10,000,000;
(v) certain events of bankruptcy or insolvency with respect to the Company or a Significant Subsidiary; and (vi) except as otherwise provided in the Indenture, any Guarantee ceasing to be in full force and effect, or being declared by a court of competent jurisdiction or governmental authority to be invalid or unenforceable. If an Event of Default with respect to a series of Debt Securities occurs and is continuing, the Trustee or the Holders of at least
25% in principal amount of the Outstanding Debt Securities of such series may declare all the Debt Securities of such series to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Debt Securities of a series being due and payable immediately upon the occurrence of such Events of Default.

     Debt Securityholders may not enforce the Indenture or the Debt Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debt Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Debt Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debt Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  Guarantees.

     The Company has covenanted pursuant to the Indenture, subject to certain exceptions, to cause any Restricted Subsidiary that Incurs Indebtedness to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will guarantee this Debt Security on the same terms and conditions as those set forth in Exhibit B to the Indenture.

16.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Debt Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder of a Debt Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debt Securities.

17.  Authentication.

     This Debt Security shall not be valid under an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debt Security.

18.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder of a Debt Security or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

19.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debt Securities and has directed the Trustee to use CUSIP number in notices of redemption as a convenience to Debt Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law.

     EACH DEBT SECURITY AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     The Company will furnish to any Holder of a Debt Security upon written request and without charge to the Holder of a Debt Security a copy of the Indenture which as in it the text of this Debt Security in larger type. Requests may be made to:


     Methanex Corporation
     1800 Waterfront Centre,
     200 Burrard Street
     Vancouver, B.C. V6C 3M1

--------------------------------------------------------------------------------

                                ASSIGNMENT FORM

     To assign this Debt Security, fill in the form below:


     I or we assign and transfer this Debt Security to


          (Print or type assignee's name, address and zip code)


          (Insert assignee's soc. sec. or tax I.D. No.)


     and irrevocably appoint            agent to transfer this Debt Security on
     the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                                  Your Signature:
     -----------------                                -------------------------
                                                      (Sign exactly as you name
                                                      appears on the other side
                                                      of this Debt Security)


Signature Guarantee:
                    ----------------------------------------
                    (Signature must be guaranteed by an
                    eligible institution within the meaning
                    of Rule 17(a)(d)-15 under the Securities
                    Exchange of 1934, as amended)

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:



                   Amount of decrease in      Amount of increase in     Principal Amount of this        Signature
Date of          Principal Amount of this   Principal Amount of this   Global Security following      of authorized
Exchange              Global Security            Global Security       such decrease or increase    officer of Trustee

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                    TO INDENTURE


                          FORM OF GUARANTEE AGREEMENT

     GUARANTEE AGREEMENT, dated as of            ,      , made by (the
"Guarantor"), the undersigned subsidiary of Methanex Corporation, in favor of the Holders and the Trustee (as defined in the Indenture referred to below).

     Reference is made to the Indenture dated as of July 20, 1995 (as amended, restated, supplemented, modified or waived from time to time, the "Indenture"), between Methanex Corporation (the "Company") and United States Trust Company of New York, as trustee (the "Trustee").



                              W I T N E S S E T H:


     WHEREAS the Company is a party to the Indenture;

     WHEREAS the Company owns directly all of or a majority interest in the Guarantor;

     WHEREAS the Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Indenture;

     NOW, THEREFORE, in consideration of the promises thereby, the Guarantor hereby agrees with and for the benefit of the Holders as follows:



                                   ARTICLE I

                                  Definitions

     SECTION 1.01. Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term "Holders" in this guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.

                                   ARTICLE II

                 Representations and Warranties of the Guarantor

     SECTION 2.01. Representations and Warranties. The Guarantor hereby represents and warrants to the Holders as follows:

     (a) Due Existence; Compliance. The Guarantor is a corporation or partnership duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Guarantee. The Guarantor is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property, or proposes to own or lease property, or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

     (b) Corporate Authorities; No Conflicts. The execution, delivery and performance by the Guarantor of this Guarantee is within its corporate or partnership powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and (ii) does not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound.

     (c) Government Approvals and Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

     (d) Legal, Valid and Binding. This Guarantee is the legal valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     (e) Litigation. There is no pending or threatened action or proceeding affecting the Guarantor by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Guarantor, or prohibit, limit in any way or materially adversely affect the ability of the Guarantor to perform its obligations under this Guarantee.

     (f) Immunities. Neither the Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

     (g) No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Guarantee in each of the jurisdictions in which the Guarantor is incorporated or organized or any other jurisdictions in which the Guarantor conducts business, it is not necessary that this Guarantee be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Guarantee.

     (h) No Defaults. There does not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which the Guarantor is a party or by which it may be bound, or to which any of its properties or assets may be subject which default would have a material adverse effect on the Guarantor, or would materially adversely affect the Guarantor's ability to perform its obligations under this Guarantee.

     (i) Solvency. The Guarantor is on the date hereof, and at all times will be, solvent.

                                  ARTICLE III

                                   Guarantee

     SECTION 3.01. Guarantee. The Guarantor hereby unconditionally and irrevocably guaranties to each Holder of the Debt Securities (a) the full and punctual payment of principal of and interest on the Debt Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Debt Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Debt Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

     The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Debt Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Debt Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Debt Securities or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

     The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

     Except as otherwise provided herein, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Debt Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

     The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority of the Outstanding Debt Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders.

     The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by any Holder in enforcing any rights under this Section.

     SECTION 3.02. Limitation on Liability. (a) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable corporate law or applicable law relating to fraudulent conveyance or fraudulent transfer.

     (b) Subject to the provisions of the Indenture, the Guarantor providing this Guarantee shall not be released herefrom unless (i) the Guarantor ceases to be a Restricted Subsidiary or (ii) the Guarantor has been discharged from all its obligations with respect to all Indebtedness Incurred by it (other than this Guarantee and certain Indebtedness described in Section 4.11 of the Indenture) and the Guarantor has not had any Indebtedness (other than this Guarantee and certain Indebtedness described in Section 4.11 of the Indenture) outstanding for a period of 91 days.

     SECTION 3.03. Successors and Assigns. Subject to Section 3.02(b) hereof, this Article III shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Debt Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee.

     SECTION 3.04. No Waiver, etc. Neither a failure nor a delay on the part of the Holders or the Trustee in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III at law, in equity, by statute or otherwise.

     SECTION 3.05. Modification, etc. No modification, amendment or waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE IV

                                 Miscellaneous

     SECTION 4.01. Notices. All notices and other communications pertaining to this Guarantee or any Debt Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, and (b) if to the Holders or the Trustee, as provided in the Indenture.

     SECTION 4.02. Parties. Nothing expressed or mentioned in this Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

     SECTION 4.03. GOVERNING LAW. THIS AGREEMENT, THE INDENTURE, EACH SECURITY AND EACH COUPON SHALL BE DEEMED TO BE NEW YORK CONTRACTS, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

     SECTION 4.04. Severability Clause. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     SECTION 4.05. Waivers, Amendments and Remedies. The failure to insist in any one or more instances upon strict performance of any of the provisions of this Guarantee or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee, all remedies under this Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law.

     SECTION 4.06. Entire Agreement. This Guarantee is intended by the parties to be a final expression of their agreement in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 4.07. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the date first above written.



                                            [NAME OF GUARANTOR],

                                            By
                                               ------------------------------
                                               Name:
                                               Title:
                                               Address: